UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Oak Street Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39427	84-3446686
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30 W. Monroe Street

Suite 1200

Chicago, Illinois 60603

(Address of principal executive offices) (Zip code)

(844) 871-5650

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OSH	New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

Merger Agreement

On February 7, 2023, Oak Street Health, Inc., a Delaware corporation (the “Oak Street Health”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Pharmacy, Inc. (“Parent”), a Rhode Island corporation and wholly owned direct subsidiary of CVS Health Corporation (“CVS Health”), Halo Merger Sub Corp., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), and, for the limited purposes set forth therein, CVS Health, pursuant to which Merger Sub will merge with and into Oak Street Health and Oak Street Health will be the surviving corporation in the Merger and will continue as a wholly owned direct subsidiary of Parent (the “Merger”).

Oak Street Health’s Board of Directors (the “Oak Street Health Board”) has unanimously approved and declared it advisable to enter into the Merger Agreement and resolved to recommend that Oak Street Health’s stockholders approve the adoption of the Merger Agreement.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of common stock of Oak Street Health, par value $0.001 per share (“Oak Street Health Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than Oak Street Health Common Stock (i) held by Oak Street Health as treasury stock as of immediately prior to the Effective Time, (ii) owned by Parent or any of its subsidiaries (including Merger Sub) as of immediately prior to the Effective Time, (iii) owned by stockholders who have properly exercised appraisal rights under Delaware law and (iv) subject to outstanding Oak Street Health restricted stock awards (each, a “Oak Street Health Restricted Stock Award”)) will be automatically cancelled and converted into the right to receive $39.00 per share in cash, without interest (such per-share price, the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time:

(a)

each outstanding and unexercised option to purchase shares of Oak Street Health Common Stock (each, a “Oak Street Health Stock Option”) that is vested or that, as a result of the Merger, would become vested as of the Effective Time (with any performance conditions applicable to such Oak Street Health Stock Options determined in accordance with the applicable award agreement as of immediately prior to the Effective Time) and has an exercise price per share less than the Per Share Price, will automatically be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of the number of shares of Oak Street Health Common Stock subject to such Oak Street Health Stock Option as of immediately prior to the Effective Time multiplied by the excess of the Per Share Price over the exercise price per share of such Oak Street Health Stock Option;

(b)

each outstanding and unexercised Oak Street Health Stock Option that has an exercise price per share that is equal to or greater than the Per Share Price (whether vested or unvested) will be automatically cancelled for no consideration;

(c)

each Oak Street Health Stock Option that is unvested at the Effective Time and not cancelled pursuant to the provisions described in the preceding paragraphs will automatically be cancelled and converted into the contractual right to receive a payment in cash (without interest and subject to applicable tax withholdings) equal to the product of the number of shares of Oak Street Health Common Stock subject to such Oak Street Health Stock Option as of immediately prior to the Effective Time multiplied by the excess of the Per Share Price over the exercise price per share of such Oak Street Health Stock Option (each, a “Converted Option Cash Award”), and each Converted Option Cash Award will be subject to the same terms and conditions (including applicable vesting provisions, but excluding exercise provisions) as applied to the corresponding Oak Street Health Stock Option immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding Oak Street Health Stock Option, except that each Converted Option Cash Award will provide that the unvested portion, if any, of such Converted Option Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time;

(d)

each Oak Street Health Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will automatically be assumed by Parent and converted into a corresponding CVS Health restricted stock award (each, an “Assumed Restricted Stock Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such Oak Street Health Restricted Stock Award immediately prior to the Effective Time, except that each Assumed Restricted Stock Award will cover a number of whole shares of CVS Health common stock (“CVS Health Common Stock”) equal to the product of the number of shares of Oak Street Health Common Stock underlying such Assumed Restricted Stock Award as of immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio (as defined below), and such Assumed Restricted Stock Award will provide that the unvested portion, if any, of such Assumed Restricted Stock Award will immediately vest and settle upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time;

(e)

each Oak Street Health restricted stock unit award (each, a “Oak Street Health RSU”) outstanding as of immediately prior to the Effective Time that is vested or, as a result of the Merger, would become vested as of the Effective Time (in each case, with any performance conditions applicable to such Oak Street Health RSU determined in accordance with the applicable award agreement as of immediately prior to the Effective Time) will automatically be cancelled and converted into the right to receive, an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of the Per Share Price multiplied by the number of shares of Oak Street Health Common Stock subject to such Oak Street Health RSU as of immediately prior to the Effective Time (“Cash-Out Oak Street Health RSU”);

(f)

each Oak Street Health RSU granted on or after the date of the Merger Agreement and is outstanding and unvested as of the Effective Time will automatically be assumed by Parent and converted into a corresponding CVS Health restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such Assumed RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of whole shares of CVS Health Common Stock equal to the product of the number of shares of Oak Street Health Common Stock underlying such Assumed RSU Award as of immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio; and

(g)

each Oak Street Health RSU (other than Cash-Out Oak Street Health RSUs and Oak Street Health RSUs granted on or after the date of the Merger Agreement) that is outstanding and unvested immediately prior to the Effective Time will automatically be cancelled and converted into the contractual right to receive a payment in an amount of cash (without interest and subject to applicable tax withholdings) equal to the Per Share Price multiplied by the total number of shares of Oak Street Health Common Stock subject to such Oak Street Health RSU as of immediately prior to the Effective Time (each, a “Converted RSU Cash Award”), and each Converted RSU Cash Award will be subject to the same terms and conditions (including time-based vesting) as applied to such Oak Street Health RSU immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding Oak Street Health RSU, except that each Converted RSU Cash Award will provide that the unvested portion, if any, of such Converted RSU Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time.

For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Price by (ii) the volume weighted average closing sale price (rounded to the nearest cent) of one share of CVS Health Common Stock as reported on the New York Stock Exchange as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the parties) for the ten (10) consecutive trading days ending on (and including) the date that is two (2) trading days immediately preceding the Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded to the nearest 0.0001.

Consummation of the Merger is subject to certain conditions, including, but not limited to, (i) Oak Street Health’s receipt of the approval of the Merger Agreement by stockholders holding a majority of the voting power of the outstanding shares of Oak Street Health Common Stock, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any law, injunction, judgment, decision or order (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger, and (iv) the absence of any Oak Street Health Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Closing is not conditioned upon Parent’s ability to obtain financing.

Oak Street Health has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Oak Street Health and its subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring Oak Street Health not to: (i) solicit, initiate, propose or knowingly induce, the making of any offer or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal; (ii) furnish any non-public information relating to Oak Street Health or any of its subsidiaries or any Affiliated Practice (as defined in the Merger Agreement) to any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with the making, submission or announcement of, or to knowingly encourage, induce or facilitate, an inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; (iii) participate or engage in discussions or negotiations with any third party with respect to an inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; (iv) approve, endorse or recommend an acquisition proposal; or (v) enter into any agreement with respect to an acquisition proposal. However, if the Oak Street Health Board receives an acquisition proposal (that did not result from a breach of the no-shop covenants in the Merger Agreement, other than a de minimis breach) and following such receipt, the Oak Street Health Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and the failure to take such action would reasonably be likely to be inconsistent with the Oak Street Health Board’s fiduciary duties under applicable law, then Oak Street Health Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to terminate the Merger Agreement and change its recommendation to Oak Street Health’s stockholders to vote to approve the Merger Agreement (subject to certain matching rights in favor of Parent).

The Merger Agreement contains certain termination rights for each of Oak Street Health and Parent. Oak Street Health will be required to pay Parent a termination fee in an amount equal to $300,000,000, (i) if the Merger Agreement is terminated due to Oak Street Health accepting a superior proposal, (ii) if the Merger Agreement is terminated due to the Oak Street Health Board changing its recommendation to Oak Street Health’s stockholders to vote to approve the Merger Agreement or (iii) if the Merger Agreement is terminated (A) (x) due to failure obtain the required approval of the Merger by a majority of Oak Street Health’s stockholders or (y) due to Oak Street Health’s uncured breach of its representations, warranties and covenants set forth in the Merger Agreement, (B) prior to the taking of a vote or the breach, as applicable, giving rise to such termination right, a third party shall have publicly made an acquisition proposal, and (C) within 12 months of such termination of the Merger Agreement, Oak Street Health enters into or consummates any alternate acquisition transaction.

The Merger Agreement further provides that Parent will be required to pay Oak Street Health a termination fee in an amount equal to $500,000,000 in the event the Merger Agreement is terminated under certain specified circumstances and receipt of antitrust approval has not been obtained by such time.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Oak Street Health, Parent, CVS Health, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Oak Street Health’s or CVS Health’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Oak Street Health, Parent, CVS Health and Merger Sub and the transactions contemplated by the Merger Agreement (the “Transactions”) that will be contained in or attached as an annex to the proxy statement that Oak Street Health will file in connection with the Transactions, as well as in the other filings that Oak Street Health and CVS Health will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, certain of Oak Street Health stockholders, including certain affiliates of General Atlantic LLC and Newlight Partners LP and certain members of the Oak Street Health Board (collectively, the “Voting Stockholders”) have each entered into a voting agreement (the “Voting Agreements”) with Parent and Oak Street Health pursuant to which, among other things, each Voting Stockholder has agreed to vote the shares of Oak Street Health Common Stock owned by such Voting Stockholder (i) in favor of the adoption of the Merger Agreement, and (ii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of Oak Street Health to consummate the Transactions. The Voting Stockholders collectively own approximately 44.9% of the total outstanding Oak Street Health Common Stock.

The Voting Agreements terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement, (iii) an Adverse Amendment (as defined in the Voting Agreements), (iv) mutual written consent of the parties thereto, and (v) a change of recommendation of the Oak Street Health Board to Oak Street Health’s stockholders to vote to approve the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health. This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this Current Report on Form 8-K and in the press release that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s and CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022, as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of February 7, 2023, by and among CVS Pharmacy, Inc., Halo Merger Sub Corp., Oak Street Health, Inc. and, for the limited purposes set forth therein, CVS Health Corporation.

99.1	Form of Voting Agreement.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK STREET HEALTH INC.

Date: February 8, 2023	By:	/s/ Robert Guenthner
	Name:	Robert Guenthner
	Title:	Chief Legal Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

CVS PHARMACY, INC.,

HALO MERGER SUB CORP.,

OAK STREET HEALTH, INC.

and

CVS HEALTH CORPORATION, solely for the limited purposes set forth herein

Dated as of February 7, 2023

3.23	Finders’ Fees	50
3.24	Opinion of Financial Advisor	50
3.25	Antitakeover Statutes	50
3.26	Information Systems, Privacy and Data Privacy	51
3.27	Non-Reliance	53
3.28	No Other Representations or Warranties	53

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		53

4.1	Corporate Existence and Power	53
4.2	Corporate Authorization	54
4.3	Governmental Authorizations	54
4.4	Non-Contravention	54
4.5	Disclosure Documents	54
4.6	Litigation	55
4.7	Ownership of Company Securities; Section 203 DGCL	55
4.8	Solvency	55
4.9	No Vote of Parent Stockholders	55
4.10	Finders’ Fees	56
4.11	Sufficient Funds	56
4.12	National Security Matters	56
4.13	Operations of Merger Sub	56
4.14	Parent and Management Arrangements	56
4.15	Non-Reliance	56
4.16	No Other Representations or Warranties	57

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		57

5.1	Affirmative Obligations	57
5.2	Forbearance Covenants	58
5.3	No Solicitation	62
5.4	No Control of the Other Party’s Business	66

ARTICLE VI ADDITIONAL COVENANTS		67

6.1	Required Action and Forbearance; Efforts	67
6.2	Antitrust and Regulatory Matters	67
6.3	Proxy Statement	71
6.4	Company Stockholder Meeting	72
6.5	Indebtedness	73
6.6	Anti-Takeover Laws	74
6.7	Access	74
6.8	Section 16(b) Exemption	75
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	75
6.10	Employee Matters	77
6.11	Obligations of Merger Sub	80

ii

6.12	Public Statements and Disclosure	80
6.13	Transaction Litigation	81
6.14	Stock Exchange Delisting; Deregistration	81
6.15	Additional Agreements	81
6.16	Parent Vote	81
6.17	Treatment of Notes and Capped Call Transactions	81
6.18	Notification of Certain Matters	83

ARTICLE VII CONDITIONS TO THE MERGER		83

7.1	Conditions to Each Party’s Obligations to Effect the Merger	83
7.2	Conditions to the Obligations of Parent and Merger Sub	84
7.3	Conditions to the Company’s Obligations to Effect the Merger	84

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		85

8.1	Termination	85
8.2	Manner and Notice of Termination; Effect of Termination	87
8.3	Fees and Expenses	87
8.4	Amendment	90
8.5	Extension; Waiver	90

ARTICLE IX GENERAL PROVISIONS		91

9.1	Survival of Representations, Warranties and Covenants	91
9.2	Notices	91
9.3	Assignment	92
9.4	Confidentiality	92
9.5	Entire Agreement	92
9.6	Third Party Beneficiaries	93
9.7	Severability	93
9.8	Remedies	93
9.9	Ultimate Parent	94
9.10	Governing Law	94
9.11	Consent to Jurisdiction	94
9.12	WAIVER OF JURY TRIAL	95
9.13	No Recourse	95
9.14	Company Disclosure Letter References	95
9.15	Counterparts	96

EXHIBITS
Exhibit A	Form of Voting Agreement
Exhibit B	Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 7, 2023, by and among CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), Halo Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Oak Street Health, Inc., a Delaware corporation (the “Company”) and, solely for purposes of Section 1.1 (to the extent the terms defined therein are used in the following Sections and Article of this Agreement) Section 3.28, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.9, Section 4.16, Section 6.2, Section 6.12, Section 6.18 and Article IX, CVS Health Corporation, a Delaware corporation and ultimate parent company of Parent (“Ultimate Parent”). Each of Parent, Merger Sub, the Company and Ultimate Parent (to the extent Ultimate Party is a party to this Agreement for purposes of such Sections in accordance with Section 9.9) are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has unanimously: (i) determined that it is fair to, and in the best interests of, the Company and the Company Stockholders, and declared it is advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the merger (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.

B. Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Specified Stockholders are entering into voting and support agreements with Parent, in the form attached hereto as Exhibit A (the “Voting Agreements”), pursuant to which, among other things, such Persons have agreed to vote such Persons’ shares of Company Common Stock in favor of the adoption of this Agreement, on the terms and subject to the conditions set forth therein.

D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger, and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement, joint defense agreement, clean team agreement or common interest agreement (x) in effect as of the date hereof or (y) executed, delivered and effective after the date hereof and containing terms that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal; provided, that an Acceptable Confidentiality Agreement may include provisions that are less favorable in the aggregate to the Company or more favorable in the aggregate to the counterparty thereto, as applicable, than those contained in the Confidentiality Agreement or any joint defense agreement, clean team agreement or common interest agreement between Parent and the Company (as applicable), so long as the Company offers to amend (and so amends if Parent desires) the Confidentiality Agreement, or any joint defense agreement, clean team agreement or common interest agreement between Parent and the Company (as applicable), concurrently with execution of such Acceptable Confidentiality Agreement to include substantially similar provisions to the Company or Parent, as applicable.

(b) “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock, or securities convertible into, or exchangeable for, shares of Company Common Stock or any other securities of the Company, in each case, representing more than twenty percent (20%) of the Company Common Stock outstanding or securities convertible into, or exchangeable for, more than twenty percent (20%) of the Company Common Stock or more than twenty percent (20%) of the voting power of the Company outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer; provided that any transfer described on Section 1.1(c) of the Company Disclosure Letter shall not constitute an Acquisition Transaction for purposes hereof;

(ii) any direct or indirect purchase or other acquisition by any Person or Group of more than twenty percent (20%) of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition as determined in good faith by the Company Board);

(iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group (other than controlled Affiliates of Specified Stockholders that are investment funds), or equityholders of any such Person or Group, would hold, directly or indirectly, more than twenty percent (20%) of the equity interests of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that none of the Specified Stockholders that are investment funds or investment vehicles affiliated with or under common management with such Specified Stockholders, any portfolio company (as such term is commonly understood in the private equity industry) or investment of such Specified Stockholders or any other Person that would otherwise be an Affiliate of such Specified Stockholders (other than any individual serving as a director on the Company Board) pursuant to this definition shall be an “Affiliate” of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, an Affiliated Practice shall not be considered an Affiliate of the Company Group.

(e) “Affiliated Practice Documents” means any and all: (i) management services, administrative services or business support services agreements between an Affiliated Practice and the Company or a Subsidiary of the Company pursuant to which the Company or a Subsidiary of the Company provides administrative and business support services to the Affiliated Practice; (ii) membership interest transfer restriction agreements, stock or securities transfer restriction agreements, transfer cooperation agreements, or other similar agreements among the Affiliated Practice, and any Company Group member and the Persons that hold the equity interests in the Affiliated Practice, and any other agreements such as option agreements between an Affiliated Practice and applicable Persons holding the equity interests in the Affiliated Practice; (iii) any other affiliated or associated agreements between an Affiliated Practice or Persons that hold equity interests in the Affiliated Practice and the Company Group; (iv) the governing documents for any Affiliated Practice; and (v) any intercompany agreements between or among any Affiliated Practices.

(f) “Affiliated Practices” means professional medical organizations, professional corporations or associations, service corporations or companies, and professional limited liability companies and other entities and any and all of their Subsidiaries, to which the Company or any of its Subsidiaries provides comprehensive administrative and business support services under a management or administrative services agreement.

(g) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 28, 2022.

(i) “Burdensome Condition” means any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action imposed upon Parent, the Company or any of their respective Subsidiaries in connection with effecting the expiration of any waiting period (and any extension thereof) under any Antitrust Law applicable to the consummation of the Transactions or obtaining from a Governmental Authority any consent, approval, permit or authorization, in each case necessary in order to consummate the Transactions, that would impose any requirement on any business or assets of Parent, the Company or any of their respective Affiliates which would (i) result in a Company Material Adverse Effect or (ii) result in an effect on Parent or Parent’s Affiliates’ existing business that would be commensurate in magnitude to a Company Material Adverse Effect.

(j) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.

(k) “Bylaws” means the Amended and Restated Bylaws of the Company.

(l) “Capped Call Confirmations” means (i) the base capped call confirmations entered into by the Company at the time of the pricing of the Company Convertible Notes, dated March 11, 2021, with each of JPMorgan Chase Bank, National Association, New York Branch, Deutsche Bank AG, London Branch, Royal Bank of Canada, represented by RBC Capital Markets, LLC, Citibank, N.A., Barclays Bank PLC, through its agent Barclays Capital Inc., Morgan Stanley & Co. LLC, and Goldman Sachs & Co. LLC (together with any successors, assignees or transferees thereof, the “Counterparties”) and (ii) the additional capped call confirmations entered into by the Company at the time of the exercise of the initial purchasers’ option to purchase additional Company Convertible Notes, dated March 12, 2021 with each of the Counterparties.

(m) “Capped Call Transactions” means each of the capped call option transactions evidenced by the Capped Call Confirmations.

(n) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

(o) “Charter” means the Amended and Restated Certificate of Incorporation of the Company.

(p) “CMS” means the Centers for Medicare and Medicaid Services.

(q) “CMS Direct Contracting Model” means a voluntary risk-sharing program established by CMS under Section 1115A of the Social Security Act, also referred to as the ACO REACH program, whereby Medicare fee-for-service providers can contract with CMS and share in financial risk associated with attributed Medicare beneficiaries.

(r) “Code” means the Internal Revenue Code of 1986.

(s) “Company 401(k) Plan” means the Oak Street Health 401(k) Plan.

(t) “Company Board” means the Board of Directors of the Company.

(u) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(v) “Company Convertible Notes” means the 0% Convertible Senior Notes due 2026 initially issued by the Company on March 16, 2021.

(w) “Company Credit Agreement” means the Loan and Security Agreement, dated as of September 30, 2022, by and among the Company, certain of its Subsidiaries, as co-borrowers, and Hercules Capital, Inc., as administrative agent, collateral agent and lender, and Silicon Valley Bank and the other lenders from time to time party thereto.

(x) “Company ESPP” means the Oak Street Health, Inc. 2020 Employee Stock Purchase Plan.

(y) “Company Group” means the Company and its Subsidiaries and “Company Group member” or “member of the Company Group” means any of the Company or its Subsidiaries.

(z) “Company Indebtedness” means all debt outstanding (including any accrued and unpaid interest) under the Company Credit Agreement.

(aa) “Company Material Adverse Effect” means any change, event, effect, condition, occurrence or development that, individually or in the aggregate with any other change, event, effect, condition, occurrence or development, has had, or would be reasonably expected to have, a material adverse effect on, (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Merger prior to the Termination Date; provided, that, for purposes of the foregoing clause (i), none of the following, and no changes, events, effects, conditions, occurrences or developments arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) general economic conditions, or conditions in the global, U.S. or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

(ii) conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) conditions in the industries in which the Company and its Subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or any of its Subsidiaries conduct business, or changes therein;

(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, terrorism or military actions, including any escalation or worsening of, or any Law issued by a Governmental Authority in response to, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law issued by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world;

(vi) the performance of this Agreement or the announcement of this Agreement or the pendency of the Merger and the other Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, customers, suppliers, lenders, lessors, business or joint venture partners, Governmental Authorities or any other third Person (other than for purposes of the representations and warranties expressly made by the Company in Article III that are intended to address the consequences of the announcement or performance of this Agreement);

(vii) any action taken in compliance with the express terms of this Agreement (excluding the Company operating in the ordinary course of business in compliance with Section 5.1) or the failure to take any action prohibited by the express terms of this Agreement, including with respect to Section 5.1 and Section 5.2;

(viii) any action taken with the express written consent of Parent following the date of this Agreement;

(ix) changes following the date of this Agreement in GAAP or other accounting standards, or in any applicable Law (or the enforcement or interpretation of any of the foregoing);

(x) any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions), including any escalation or worsening of, or any Law issued by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world; provided, that COVID-19 and COVID-19 Measures shall be exclusively covered by clause (xi) below;

(xi) COVID-19, any COVID-19 Measures or any change in COVID-19 Measures or interpretations thereof;

(xii) any changes in the price or trading volume of the Company Common Stock, or to the Company’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiii) any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiv) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(xv) the identity of Parent, Merger Sub, or their respective Affiliates; and

(xvi) the matters set forth in Section 1.1(aa) of the Company Disclosure Letter;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix) and (x) to the extent that such conditions, changes, events, effects or developments have had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or may, would or could occur.

(bb) “Company Options” means any options to purchase shares of Company Common Stock granted pursuant to the Company Stock Plan, including, for the avoidance of doubt, options that vest in whole or in part based on the achievement of specified performance metrics.

(cc) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(dd) “Company Restricted Stock” means awards of restricted stock of the Company granted pursuant to the Company Stock Plan.

(ee) “Company RSUs” means awards of restricted stock units of the Company, whether granted pursuant to the Company Stock Plan or otherwise, including, for the avoidance of doubt, restricted stock units that vest in whole or in part based on the achievement of specified performance metrics.

(ff) “Company Stock Plan” means the Oak Street Health, Inc. Omnibus Incentive Plan.

(gg) “Company Stockholders” means the holders of shares of Company Common Stock.

(hh) “Company Termination Fee” means an amount equal to $300,000,000.

(ii) “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.

(jj) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(kk) “Contract” means any binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, license or sublicense.

(ll) “Convertible Notes Indenture” means the Indenture governing the Company Convertible Notes, dated as of March 16, 2021, between the Company and U.S. Bank National Association, as trustee.

(mm) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(nn) “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020, and the Consolidated Appropriations Act, 2021, Pub. L. 116-260, in each case, together with any administrative or other guidance published with respect thereto by any Governmental Authority.

(oo) “Data Privacy/Security Requirements” means (i) all applicable Privacy Laws to which any member of the Company Group is subject or otherwise bound, (ii) the internal and external privacy and data security policies of the Company Group and (iii) all contractual obligations of the Company Group concerning information security and data privacy (including the Processing of Personal Data).

(pp) “DOJ” means the United States Department of Justice or any successor thereto.

(qq) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, employment, severance, separation, termination, retention, change of control, stay bonus, and other similar material plan, program, agreement or arrangement that is maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former Service Provider, other than any such plan, scheme or arrangement that the Company or any of its Subsidiaries is required by Law or any Governmental Authority to maintain or contribute to.

(rr) “Environmental Laws” means any applicable Law governing pollution, contamination, or protection of the environment, or otherwise relating to the manufacture, import, use, management, handling, storage, processing, release or disposal of substances or wastes deemed to be dangerous or injurious to the environment and natural resources or, solely as it relates to exposure to Hazardous Substances, human health and safety; provided that Healthcare Laws are not Environmental Laws.

(ss) “Environmental Release” means any release, spill, emission, leaking, dumping, injection, pouring, disposal, discharge, spill, pumping, emptying, escaping, dispersing, leaching or migrating of Hazardous Substances into or through the indoor or outdoor environment.

(tt) “Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Price by (ii) the volume weighted average closing sale price (rounded to the nearest cent) of one share of Ultimate Parent Common Stock as reported on the NYSE as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the Parties) for the ten (10) consecutive trading days ending on (and including) the date that is two (2) trading days immediately preceding the Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded to the nearest 0.0001.

(uu) “ERISA” means the Employee Retirement Income Security Act of 1974.

(vv) “ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(ww) “Exchange Act” means the Securities Exchange Act of 1934.

(xx) “Federal Healthcare Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein), health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code and any other health care or payment program administered or financed in whole or in part by any domestic federal, state or local government and any successor program to any of the foregoing.

(yy) “FTC” means the United States Federal Trade Commission or any successor thereto.

(zz) “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

(aaa) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(bbb) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(ccc) “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(ddd) “Hazardous Substance” means (i) any toxic, radioactive or otherwise hazardous (or words of similar import) substance, waste or material that is listed, classified or regulated under any Environmental Law as such; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radioactive material, toxic molds, or radon; or (iii) any other hazardous or toxic substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Law.

(eee) “Healthcare Laws” means all applicable Law pertaining to healthcare regulatory and related matters applicable to the business, products or operations of the Company Group including: (i) applicable Laws relating to Federal Healthcare Programs; (ii) any and all applicable state insurance Laws governing, regulating or pertaining to the payment for healthcare related items or services, transfer or assumption of financial risk, the processing or administration of insurance claims, provision of utilization review services, or operating a provider network or independent practice association; (iii) applicable Laws relating to healthcare fraud and abuse, false claims, self-referral and kickbacks and financial relationships between referral sources and referral recipients, including the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Stark Law (42 U.S.C. § 1395nn), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal exclusion Laws (42 U.S.C. §1320a-7), the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), the Federal Health Care Fraud Law (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812); the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), Eliminating Kickbacks in Recovery Act of 2018 (18 USC § 220 et seq.), the Deficit Reduction Act of 2005 (P.L. 109-171, 120 Stat. 4), the Travel Act (18 USC § 1952), and other federal and state Laws regarding kickbacks or financial relationships with referral sources; (iv) HIPAA; (v) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and

Education Reconciliation Act of 2010 (Pub. L. 111-152); (vi) any applicable state or federal Laws concerning healthcare related Governmental Authorizations for individuals, entities and facilities, including the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.) and DEA registrations, and Laws pertaining to quality, safety and mandated reporting of incidents, occurrences, diseases and events; (vii) state Laws concerning the splitting of professional fees or the corporate practice of healthcare professions, the employment or engagement of professionals, the enforcement of non-competition covenants entered into by physicians and other healthcare professionals, and collaborative or supervisory agreements required by applicable Law; (viii) requirements applicable to participation in the Medicare Shared Savings Program (including 42 U.S.C. § 1395jjj), CMS Direct Contracting Model and state Laws relating to assumption of financial risk under such programs and models; (ix) Laws relating to the Medicare Advantage and Part D programs under Parts C and D of Title XVIII of the Social Security Act; (x) applicable Laws relating to the regulation, provision or administration of, or billing, coding, reimbursement or payment for, health care products or services, including any state licensure, credentialing, or certification requirement limiting the scope of activities of persons acting without such license, credential or certification; (xi) all applicable Laws concerning the ordering, storage, security or prescribing of controlled substances, the federal Controlled Substances Act, 21 U.S.C. 13 et seq., and physician dispensing and storage of pharmaceuticals; and (xii) the regulations promulgated pursuant to all of the Laws listed or referenced above.

(fff) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009) and any implementing regulations.

(ggg) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(hhh) “Information Systems” means all computers and devices, systems, networks, servers, switches, endpoints, software (including APIs), policy as code, platforms, electronics, websites, modules, communication systems, storage, firmware, middleware, routers, hubs, hardware, and other information technology and infrastructure, whether owned, licensed, leased or outsourced (including cloud computing arrangements), and all electronic connections between them.

(iii) “Intellectual Property” means all intellectual property in any jurisdiction, including: (i) all United States and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, re-examinations, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), trade secrets, know how, data and databases, business methods, technical data and customer lists and other confidential or proprietary information; (iii) all copyrights and copyright registrations and applications, including copyrights in computer software and moral rights, throughout the world; (iv) all trade names, logos, common law trademarks and service marks, domain names, URLs, social media accounts, trademarks and service marks, as well as any other identifiers indicating the business or source of goods or services, registrations and applications therefor, and the goodwill associated therewith throughout the world; (v) all rights in software; and (vi) claims and rights to sue and recover for past, present and future infringement, misappropriation, violation or breach of any of the foregoing.

(jjj) “Intervening Event” means any change, event, effect, condition, occurrence or development (other than any change, event, effect, condition, occurrence or development primarily resulting from the breach of this Agreement by the Company) that (i) occurred or arose after the date of this Agreement that was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal, (B) any change in the price of the Company Common Stock in and of itself, or (C) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; provided, however, that the underlying reasons for such changes or events described in clauses (B) and (C) may constitute an Intervening Event.

(kkk) “Knowledge” of the Company, with respect to any fact or matter in question, means the actual knowledge of the individuals identified in Section 1.1(kkk) of the Company Disclosure Letter, in each case, including the knowledge such individual would reasonably discover or become aware of after reasonable inquiry of such individual’s direct reports with operational responsibility for the fact or matter in question.

(lll) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, sanction or guidance (that is binding and has the effect of a statute or regulation) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(mmm) “Legal Proceeding” means any claim, action, charge, investigation, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority.

(nnn) “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

(ooo) “Malicious Code” means (i) any virus, malware, ransomware, Trojan horse, worm, back door, time bomb, drop dead device, spyware or adware and (ii) any similar program, routine, instruction, device, code, contaminant, logic or effect designed or intended to disable, disrupt, erase, harm, or otherwise impede the operation of, or enable any Person to access without authorization, or otherwise materially and adversely affect the functionality of, any Information System (or portion thereof).

(ppp) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(qqq) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(rrr) “Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any Company Group member or any Affiliated Practice.

(sss) “Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

(ttt) “Payor” means any Federal Healthcare Program, Medicare Advantage plan, Medicaid managed care plan, and any other healthcare service plan, health maintenance organization, health insurer, physician hospital organization, private, commercial, or governmental third-party payor.

(uuu) “Permits” means all approvals, authorizations, registrations, licenses, exemptions, waivers, permits and consents of Governmental Authorities.

(vvv) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) leases, subleases and licenses of real property (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property; (viii) any non-exclusive license with respect to Intellectual Property entered into in the ordinary course of business consistent with past practice; (ix) Liens pursuant to any Company Indebtedness each of which will be released at Closing; (x) statutory, common Law or contractual Liens (or other encumbrances of any type) securing payments not yet due, including Liens of landlords pursuant to the terms of any lease or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; or (xi) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property or other assets subject thereto.

(www) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(xxx) “Personal Data” means any data or information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify a natural person, and any other data or information that constitutes “personal data,” “personal information,” “personally identifiable information,” “nonpublic personal information,” or “protected health information” or which is included under another similarly-defined term under any applicable Privacy Laws.

(yyy) “Privacy Laws” means all Laws that are related to privacy, security, data protection or Processing of Personal Data including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security Number protection Laws, data security Laws, and Laws concerning email, text, mobile, or instant message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Telephone Robocall Abuse Criminal Enforcement and Deterrence Act, HIPAA, the European Union General Data Protection Regulation, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, and all other similar international, federal, state, provincial, and local Laws.

(zzz) “Process” or “Processing” means any operation or set of operations which is performed on Personal Data, whether or not by automated means, such as the receipt, access, analysis, consultation, de-identification, re-identification, acquisition, collection, recording, organization, compilation, structuring, storage, retention, adaptation or alteration, retrieval, consultation, use, sale, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction.

(aaaa) “Proprietary Software” means software owned, or purported to be owned, by the Company and its Subsidiaries.

(bbbb) “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

(cccc) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(dddd) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(eeee) “Second Request” means any Request for Additional Information and Documentary Material issued pursuant to the HSR Act by either the FTC or the DOJ.

(ffff) “Securities Act” means the Securities Act of 1933.

(gggg) “Security Incident” means any “Security Incident” as defined under HIPAA, “Breach” of “Unsecured Protected Health Information” as defined under HIPAA, unauthorized “Use” or “Disclosure” of “Protected Health Information” as defined under HIPAA, or any other (i) Processing of Personal Data not permitted under applicable Privacy Laws, or (ii) actual occurrence that jeopardizes the confidentiality, security, integrity, or availability of the Information Systems.

(hhhh) “Service Provider” means each of the officers, employees, directors and independent contractors of the Company Group and each Affiliated Practice.

(iiii) “Specified Stockholders” means Newlight Harbour Point SPV LLC, General Atlantic (OSH) Interholdco, L.P. and the members of the Company Board set forth on Section 1.1(iiii) of the Company Disclosure Letter.

(jjjj) “Stimulus Funds” means any grant or other funds received by any Company Group member or any Affiliated Practice from any CARES Act (as amended), Families First Coronavirus Response Act and Health Care Enhancement Act stimulus fund programs, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program, Medicare Accelerated and Advance Payments Program, or from the U.S. Department of Health and Human Services Provider Relief Fund.

(kkkk) “Subsidiary” means, with respect to any Person, (i) any other Person (other than a natural Person) of which securities or other ownership interests (A) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions or (B) representing more than fifty percent (50%) of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person, (ii) a partnership of which such Person is the general partner and has the power to direct the policies, management and affairs of such partnership, or (iii) a limited liability company of which such Person is the managing member and has the power to direct the policies, management and affairs of such company. For the avoidance of doubt, an Affiliated Practice shall not be considered a Subsidiary of the Company Group.

(llll) “Superior Proposal” means any Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable to the Company Stockholders (solely in their capacity as such) than the Transactions (taking into account any aspects of such proposal, including the Person making the Acquisition Proposal and all legal, regulatory and financing aspects that the Company Board (or a committee thereof) considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “fifty percent (50%).”

(mmmm) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.

(nnnn) “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(oooo) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement, or any Legal Proceeding pursuant to the HSR Act, or any other Antitrust Laws, with respect to which the Parties shall be subject to the obligations set forth in Section 6.2.

(pppp) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(qqqq) “Ultimate Parent Common Stock” means the common stock, par value $0.01 per share, of Ultimate Parent.

(rrrr) “Willful and Material Breach” means a material breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Annual Bonus	6.10(d)
Anti-Corruption Laws	3.14
Assumed Restricted Stock Award	2.8(b)
Assumed RSU Award	2.8(c)(iii)
Capitalization Date	3.5(a)
Care Professional	3.12(e)
Cash-Out Equity Award Consideration	2.8(c)(i)
Cash-Out Equity Award Holders	2.8(f)
Cash-Out Option Consideration	2.8(a)(i)
Cash-Out RSU Consideration	2.8(c)(i)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.11

Term	Section Reference
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.2(b)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Incentive Plan	6.10(d)
Company Information Systems	3.26(a)
Company Related Parties	8.3(e)(i)
Company SEC Documents	Article III
Company Securities	3.5(e)
Company Stockholder Meeting	6.4(a)
Converted Option Cash Award	2.8(a)(ii)
Converted RSU Cash Award	2.8(c)(ii)
Counterparties	1.1(l)
D&O Insurance	6.9(c)
De-Identified Data	3.26(g)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.15
Enforceability Exceptions	3.2(a)
Extended Termination Date	8.1(c)
Indemnified Persons	6.9(a)
Initial Termination Date	8.1(c)
Leased Real Property	3.15(c)
Material Contract	3.22(b)
Material Real Property Lease	3.15(c)
Maximum Annual Premium	6.9(c)
Merger	Recitals
Merger Sub	Preamble
New Plan	6.10(e)
Notice Period	5.3(c)(ii)(A)
OIG	3.12(f)
Old Plan	6.10(e)
Other Indemnified Persons	6.9(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent 401(k) Plan	6.10(f)
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.3(e)(ii)
Parent Termination Fee	8.3(c)
Party	Preamble
Payment Agent	2.9(a)

Term	Section Reference
Payment Fund	2.9(b)
Payoff Debt	6.5
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)
Qualifying Termination	6.10(d)
Registered Owned Intellectual Property	3.16(e)
Remedial Actions	6.2(b)
Requisite Stockholder Approval	3.2(a)
Security Plan	3.26(c)
Surviving Corporation	2.1
Termination Date	8.1(c)
Ultimate Parent	Preamble
Uncertificated Shares	2.9(c)
Voting Agreements	Recitals
Withholding Agent	2.12

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein”, “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j) References to any agreement or Contract are to that agreement or Contract as amended, amended and restated, supplemented or otherwise modified (including by waiver or consent) from time to time.

(k) All accounting terms used herein will be interpreted in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) Documents or other information or materials will be deemed to have been “delivered”, “provided”, “furnished” or “made available” (or any phrase of similar import) to Parent by the Company if such documents, information or materials have been (i) posted to the “Project Top Gun” virtual data room (including any “clean room”) managed by the Company at www.dfsvenue.com or (ii) delivered or provided in writing to Parent or its Affiliates or their respective Representatives, in each case, at least one (1) day prior to the date of execution and delivery of this Agreement.

(p) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date: (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all: (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.9(a)).

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.9(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.01 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, shares subject to outstanding awards of Company Restricted Stock or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $39.00 per share, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisal of Company Common Stock and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise, any such demands. For purposes of this Section 2.7(c), “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares, and Parent may offer comments or suggestions with respect to such demands, which comments or suggestions the Company shall consider in good faith, but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards and Company ESPP.

(a) Company Options.

(i) Except as set forth in Section 2.8 of the Company Disclosure Letter, at the Effective Time, each outstanding and unexercised Company Option that is vested or that, pursuant to its terms as in effect as of the date hereof, would become vested as of the Effective Time (with any performance conditions applicable to such Company Options determined in accordance with the applicable award agreement relating thereto as of immediately prior to the Effective Time), and has an exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time less than the Per Share Price, will automatically, without any action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess of the Per Share Price over the exercise price per share of such Company Option (the “Cash-Out Option Consideration”).

(ii) Except as set forth in Section 2.8 of the Company Disclosure Letter, at the Effective Time, each Company Option that is not cancelled in accordance with Section 2.8(a)(i) and has an exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time less than the Per Share Price shall, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and converted into the contractual right to receive a payment in an amount in cash (without interest and subject to applicable withholding Taxes) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess of the Per Share Price over the exercise price per share of such Company Option (each, a “Converted Option Cash Award”). Except as otherwise provided in this Section 2.8(a)(ii), each Converted Option Cash Award will be subject to the same terms and conditions (including applicable vesting provisions, but excluding exercise provisions) as applied to the corresponding Company Option immediately prior to the Effective Time and will become payable to the holder thereof in accordance with the original vesting schedule applicable to the corresponding Company Option; provided, that each Converted Option Cash Award shall provide that the unvested portion, if any, of such Converted Option Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services by the Surviving Corporation or any of its Subsidiaries without “Cause” or a resignation by the holder for “Good Reason” (each as defined in Section 6.10(d) of the Company Disclosure Letter) that occurs within the twelve (12) month period following the Effective Time. The transactions contemplated by this Section 2.8(a)(ii) shall in all cases be effected in a manner intended to comply with Section 409A of the Code.

(iii) At the Effective Time, each outstanding and unexercised Company Option (whether vested or unvested) that has an exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time that is equal to or greater than the Per Share Price, will automatically, without any action on the part of the holder thereof, be cancelled for no consideration.

(b) Company Restricted Stock. At the Effective Time, each award of Company Restricted Stock outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of the holder thereof, be assumed by Parent and converted into an Ultimate Parent restricted stock award (each, an “Assumed Restricted Stock Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such award of Company Restricted Stock immediately prior to the Effective Time, except that each Assumed Restricted Stock Award shall cover that number of whole shares of Ultimate Parent Common Stock equal to the product of the number of shares of Company Common Stock underlying such award of Company Restricted Stock as of immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio, with the result rounded down to the nearest whole number of shares of Ultimate Parent Common Stock, and such Assumed Restricted Stock Award shall provide that the unvested portion, if any, of such Assumed Restricted Stock Award will immediately vest upon a termination of the holder’s employment or services by the Surviving Corporation or any of its Subsidiaries without “Cause” or a resignation by the holder for “Good Reason” (each as defined in Section 6.10(d) of the Company Disclosure Letter) that occurs within the twelve (12) month period following the Effective Time.

(c) Company RSUs.

(i) Except as set forth in Section 2.8 of the Company Disclosure Letter, at the Effective Time each award of Company RSUs that (A) is vested and outstanding as of immediately prior to the Effective Time or (B) pursuant to its terms as in effect as of the date hereof, would become vested as of the Effective Time (in each case, with any performance conditions applicable to such award of Company RSUs determined in accordance with the applicable award agreement relating thereto as of immediately prior to the Effective Time), will automatically, without any action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (x) the Per Share Price and (y) the total number of shares of Company Common Stock subject to such award of Company RSUs as of immediately prior to the Effective Time (the “Cash-Out RSU Consideration,” and together with the Cash-Out Option Consideration, the “Cash-Out Equity Award Consideration”).

(ii) Except as set forth in Section 2.8 of the Company Disclosure Letter, at the Effective Time, each award of Company RSUs that (A) was granted prior to the date hereof and (B) is outstanding and unvested as of the Effective Time shall, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and converted into the contractual right to receive a payment in an amount in cash (without interest and subject to applicable withholding Taxes) equal to the product of (x) the Per Share Price and (y) the total number of shares of Company Common Stock subject to such award of Company RSUs as of immediately prior to the Effective Time (each, a “Converted RSU Cash Award”). Except as otherwise provided in this Section 2.8(c)(ii), each Converted RSU Cash Award shall be subject to the same terms and conditions (including time-based vesting conditions) as applied to the corresponding award of Company RSUs immediately prior to the Effective Time and will become payable to the holder thereof in accordance with the original vesting schedule applicable to the corresponding Company RSU; provided, that each Converted RSU Cash Award shall provide that the unvested portion, if any, of such Converted RSU Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services by the Surviving Corporation or any of its Subsidiaries without “Cause” or a resignation by the holder for “Good Reason” (each as defined in Section 6.10(d) of the Company Disclosure Letter) that occurs within the twelve (12) month period following the Effective Time.

(iii) At the Effective Time, each award of Company RSUs that is (A) granted on or after the date hereof (to the extent expressly permitted pursuant to Section 5.2(g)) and (B) outstanding and unvested as of the Effective Time shall, by virtue of the Merger and without further action on the part of the holder thereof, be assumed by Parent and converted into an Ultimate Parent restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such award of Company RSUs immediately prior to the Effective Time, except that each Assumed RSU Award shall cover that number of whole shares of Ultimate Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock underlying such award of Company RSUs immediately prior to the Effective Time multiplied by (y) the Equity Award Exchange Ratio, with the result rounded down to the nearest whole number of shares of Ultimate Parent Common Stock.

(d) As soon as reasonably practicable following the Effective Time (but in no event more than ten (10) Business Days following the Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the issuance of the shares of Ultimate Parent Common Stock subject to the Assumed Restricted Stock Awards and Assumed RSU Awards that are eligible to be registered on Form S-8 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed Restricted Stock Awards and Assumed RSU Awards remain outstanding; provided, however, that in the event that the filing deadline contemplated by this Section 2.8(d) shall occur while trading of shares of Ultimate Parent Common Stock has been suspended under Ultimate Parent’s then-effective registration statements, then Parent shall only be required to cause the filing of the Form S-8 as soon as reasonably practicable after trading has been restored.

(e) Company ESPP. The Company shall take all actions necessary pursuant to the terms of the Company ESPP to (i) provide that (A) the commencement of any future offering period will be suspended following the date of this Agreement under the Company ESPP unless and until this Agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of this Agreement, (C) except to the extent required by applicable Law, no individual participating in the Company ESPP shall be permitted to make separate non-payroll contributions to the Company ESPP, (D) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time, and (E) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than five (5) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to the Effective Time.

(f) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Cash-Out Equity Award Consideration owed to all holders of Company Options and Company RSUs pursuant to Section 2.8(a)(i) and Section 2.8(c)(i), respectively (collectively, the “Cash-Out Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than ten (10) Business Days, after the Closing Date, the Cash-Out Equity Award Holders will be paid by the Surviving Corporation, through its payroll system, payroll provider or the Company’s standard accounts payable procedures, as applicable, all amounts required to be paid to such holders in respect of Company Options and Company RSUs that are cancelled and converted pursuant to Section 2.8(a)(i) and Section 2.8(c)(i), respectively, less any required withholding pursuant to Section 2.12 and other authorized deductions.

(g) Further Actions. The Company shall take such action as is necessary to effect the treatment of Company Options, Company Restricted Stock and Company RSUs under this Section 2.8.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. On the Closing Date, at or promptly following the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7 (the “Payment Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) short-term direct obligations of the United States, (ii) short-term obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks. To the extent that: (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall direct the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates”), if any, (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or effective affidavits of loss in lieu thereof in accordance with Section 2.11)), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates

so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 in respect of such Uncertificated Shares. In lieu thereof, such record holder of Uncertificated Shares, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates or Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of such Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer reasonably acceptable to the Payment Agent and the Surviving Corporation and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

(f) No Liability. Subject to applicable Law, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to the Surviving Corporation upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent and the Surviving Corporation (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof reasonably acceptable to the Payment Agent and the Surviving Corporation, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Corporation (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of Taxes; provided, that each such Withholding Agent shall use commercially reasonable efforts to provide the recipient of such payment a reasonable opportunity to provide tax forms (including an IRS Form W-9 or appropriate IRS Form W-8, as applicable) in order to reduce or eliminate such withholding; provided, however, that no notice shall be required for any deduction or withholding that is required for any Cash-Out Equity Award Consideration. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, subject to Section 9.14, except as (a) disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC (so long as such documents are publicly available via the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system or made available to Parent by 5:00 p.m., New York City time, on the date prior to the date of this Agreement) (the “Company SEC Documents”), but excluding any “risk factors” or “forward-looking statements” or any other disclosure therein that is cautionary, forward-looking or predictive in nature, it being understood that any matter disclosed in such Company SEC Documents shall not be deemed disclosed for purposes of Section 3.5 (Capitalization), Section 3.23 (Finders’ Fees) and Section 3.24 (Opinion of Financial Advisor), or (b) set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub that:

3.1 Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

(b) The Company has all corporate powers and all governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as currently conducted, except for those powers, licenses, authorizations, Permits, consents and approvals the absence of which would not have a Company Material Adverse Effect.

(c) The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have a Company Material Adverse Effect.

(d) Complete and correct copies of the Charter and the Bylaws (each as amended to the date of this Agreement) have been made available through filings with the SEC. Each of the foregoing documents is in full force and effect, and the Company is not in violation of any of the foregoing documents in any material respect.

3.2 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and authority and, except for the Requisite Stockholder Approval, have been duly and validly authorized by all necessary corporate action on the part of the Company. The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the approval and adoption of this Agreement and the consummation of the Merger and the other Transactions and (other than the filing of the certificate of merger with respect to the Merger) no other corporate action is necessary to approve or adopt this Agreement or consummate the Merger or the other Transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

(b) At a meeting duly called and held, the Company Board has unanimously (i) determined that it is fair to, and in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein, (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and conditions set forth herein, (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).

3.3 Governmental Authorizations. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities Laws (including, without limitation, the filing with the SEC of the Proxy Statement), (d) compliance with any applicable rules of the NYSE, (e) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration, declaration or filing pertaining to Permits set forth in Section 3.3(e) of the Company Disclosure Letter and (f) any actions or filings the absence of which would not have a Company Material Adverse Effect.

3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Charter or the Bylaws or Organizational Documents of any of the Company’s Subsidiaries, (b) assuming compliance with the matters referred to in Section 3.3, and assuming the representations and warranties in Section 4.7 are true and correct, and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, contravene, conflict with or result in a violation or breach of any provision of any Law applicable to the Company or any of its Subsidiaries, (c) assuming compliance with the matters referred to in Section 3.3, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of or under any Material Contract or Material Real Property Lease or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not have a Company Material Adverse Effect.

3.5 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock; and (ii) 50,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on February 3, 2023 (such time and date, the “Capitalization Date”), (A) 243,022,452 shares of Company Common Stock were issued and outstanding (which includes 5,514,359 shares of Company Common Stock subject to outstanding awards of Company Restricted Stock); (B) no shares of Company Preferred Stock were issued and outstanding; (C) no shares of Company Common Stock were held by the Company as treasury shares; and (D) $920,000,000 aggregate principal amount of Company Convertible Notes were issued and outstanding. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights, purchase options, call options, right of first refusal or any similar right pursuant to any provision of Law or Contract to which the Company or any of its Subsidiaries is a party or otherwise bound.

(b) As of the Capitalization Date, the Company has reserved 74,733,776 shares of Company Common Stock for issuance pursuant to the Company Stock Plan. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 19,753,087 shares of Company Common Stock (assuming, for performance-based Company Options, achievement at maximum levels of performance); (ii) 5,514,359 shares of Company Common Stock subject to outstanding awards of Company Restricted Stock; (iii) 3,709,972 shares of Company Common Stock subject to outstanding Company RSUs (assuming, for performance-based Company RSUs, achievement at maximum levels of performance); and (iv) 11,622,176 shares of Company Common Stock subject to conversion or exchange of the Company Convertible Notes. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or other equity securities (including derivative or convertible securities), other than pursuant to the exercise of Company Options, the vesting of Company Restricted Stock, the vesting and settlement of Company RSUs or the conversion or exchange of the Company Convertible Notes, in each case, which were granted prior to the date of this Agreement and has not issued any Company Preferred Stock.

(c) None of the outstanding shares of Company Common Stock or awards under the Company Stock Plan have been issued in violation of any foreign, federal or state securities Laws. Except as set forth in Section 3.5(a) and (b), neither the Company nor any of its Subsidiaries is a party to any voting agreement, voting trust, proxy or other Contract with respect to any Company Securities.

(d) The Company has made available to Parent a complete and correct list, as of the Capitalization Date, of each outstanding Company Option, award of Company Restricted Stock and Company RSU, including (x) with respect to each outstanding Company Option, the number of shares of Company Common Stock subject to such Company Option (assuming achievement of any performance metrics applicable thereto at maximum levels), the name of the holder thereof (to the extent permissible under applicable Law) and the exercise price, grant date, expiration date and vesting schedule applicable thereto, (y) with respect to each award of Company Restricted Stock, the number of shares of Company Common Stock subject thereto, the name of the holder thereof (to the extent permissible under applicable Law) and the grant date and vesting schedule applicable thereto and (z) with respect to each outstanding Company RSU, the number of shares of Company Common Stock subject thereto (assuming achievement of any performance metrics applicable thereto at maximum levels), the name of the holder thereof (to the extent permissible under applicable Law) and the grant date, vesting schedule applicable thereto and whether the Company RSU was granted outside of the Company Stock Plan.

(e) Except as set forth in this Section 3.5, as of the date of this Agreement, there are no issued, reserved for issuance or outstanding: (A) shares of capital stock or other securities of or ownership interests in the Company and no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those which have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.5(b), (B) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other securities of or ownership interests in the Company, (C) warrants, calls, commitments, options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company or any Subsidiary of the Company to issue or sell, any capital stock, securities or securities convertible into or exchangeable for capital stock or securities of the Company, or (D) restricted shares, stock appreciation rights, performance units, profits interests, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or securities of the Company (the items in clauses (A) through (D) being referred to collectively as the “Company Securities”). As of the date of this Agreement, there are no accrued but unpaid dividends or any other distributions with respect to any Company Securities.

(f) Except as set forth in this Section 3.5, no (i) shares of capital stock of the Company, or (ii) Company Securities, are owned by any Subsidiary of the Company.

(g) As of the date of this Agreement, the Company has not received from any of the Counterparties any notice with respect to the occurrence of an adjustment, amendment or modification to the terms of, or the exercise or termination of, any Capped Call Transactions, in whole or in part, or delivered to any of the Counterparties any notice with respect to the exercise or termination of any Capped Call Transactions.

3.6 Subsidiaries.

(a) Section 3.6(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Subsidiary of the Company and its place and form of organization.

(b) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization and has all organizational powers and all governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as currently conducted, except for those powers, licenses, authorizations, Permits, consents and approvals the absence of which would not have a

Company Material Adverse Effect. Each such Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have a Company Material Adverse Effect.

(c) Except as set forth on Section 3.6(c) of the Company Disclosure Letter, all of the outstanding capital stock of or other securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other securities or ownership interests. Except as set forth on Section 3.6(c) of the Company Disclosure Letter, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of the Company’s Subsidiaries convertible into, or exchangeable for, shares of capital stock or other securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of the Company’s Subsidiaries, or other obligations of the Company or any of the Company’s Subsidiaries to issue, any capital stock or other securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other securities of, or ownership interests in, any Subsidiary of the Company.

(d) Section 3.6(d) of the Company Disclosure Letter sets forth a true and complete list of all Affiliated Practices, together with the jurisdiction of organization of each Affiliated Practice and a complete and accurate list of the authorized, issued and outstanding equity interests of each Affiliated Practice as well as, in each case, the name of each Person who holds any such issued and outstanding equity interests. There is no Contract that grants any Person any option to purchase, subscribe for or otherwise acquire any capital stock of any Affiliated Practice (other than as set forth in the applicable Affiliated Practice Documents). Except as set forth on Section 3.6(d) of the Company Disclosure Letter, to the Knowledge of the Company, each Person who currently holds equity interests in an Affiliated Practice satisfies in all material respects any applicable licensure qualifications for ownership of a professional corporation, professional association or professional limited liability company in the state of incorporation or organization of the Affiliated Practice. To the Knowledge of the Company, the Affiliated Practices are in compliance in all material respects with their obligations under their respective management services agreements. To the Knowledge of the Company, each Affiliated Practice Document is in full force and effect and complies in all material respects with all applicable Laws.

3.7 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC on a timely basis all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since August 6, 2020. Each Company SEC Document complied, as of its filing date, as to form and substance in all material respects with the published rules and regulations of the SEC with respect thereto, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(b) No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing or, as of the date each such filing became effective), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since August 6, 2020, there has been no material correspondence between the SEC and the Company that is not reflected in the Company SEC Documents. As of the date hereof, to the Knowledge of the Company, no Company SEC Document is the subject of ongoing SEC review.

(d) Since August 6, 2020, the Company has been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in compliance in all material respects with Rule 13a-15 under the Exchange Act, designed disclosure controls and procedures to ensure reliability of the Company’s financial reporting, including that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and disclosed to the Company’s auditors and the audit committee of the Company Board. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2021 (nor has any such material weakness been identified since such date through the date hereof), and the Company has not identified any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(e) Since August 6, 2020, the Company and its Subsidiaries have established and maintained a system of disclosure controls and procedures sufficient to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(f) Since August 6, 2020, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

3.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated quarterly financial statements (in each case, including the related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents in all material respects (a) have been prepared in conformity with GAAP applied on a consistent basis for the periods then ended (except as may be indicated in the notes thereto) and (b) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (except, in the case of any unaudited quarterly financial statements with respect to clause (a) or (b), as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC and subject to normal year-end audit adjustments, none of which would be material individually or in aggregate).

3.9 Disclosure Documents. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement, at the time of any distribution or dissemination thereof and at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 3.9 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Ultimate Parent, Merger Sub or any of their Representatives or advisors (in their capacities as such) for use or incorporation by reference therein.

3.10 Absence of Certain Changes. From September 30, 2022 until the date of this Agreement, (a) except in connection with the Transactions or in connection with modifications, suspensions and/or alterations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 or any COVID-19 Measures, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business, (b) there has not been a Company Material Adverse Effect, and (c) except as set forth in Section 3.10 of the Company Disclosure Letter and except for events giving rise to and the discussion and negotiation of this Agreement or COVID-19 Measures taken reasonably and in good faith, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.2(a), Section 5.2(d), Section 5.2(i), Section 5.2(l), Section 5.2(q), Section 5.2(s) or Section 5.2(t).

3.11 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations specifically disclosed, reflected or reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred in the ordinary course of business since the most recent consolidated balance sheet of the Company included in the Company SEC Documents; (iii) liabilities or obligations incurred in connection with the Transactions; (iv) liabilities or obligations that would not be required to be reflected or reserved against on a balance sheet (or notes thereto) under GAAP; and (v) liabilities or obligations that would not have a Company Material Adverse Effect.

3.12 Compliance with Laws and Court Orders; Permits.

(a) Except as set forth on Section 3.12(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries and, to the Knowledge of the Company, each of its Affiliated Practices, is, and since January 1, 2020 have been, in compliance with applicable Law, except for such noncompliance that would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 3.12(a) of the Company Disclosure Letter, since January 1, 2020, to the Knowledge of the Company, no Company Group member nor any Affiliated Practice has been under investigation by any Governmental Authority with respect to any violation of Law, except for any such investigation that would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries and, to the Knowledge of the Company, each of its Affiliated Practices, has in effect all Permits which are necessary for such Person to conduct its business as presently conducted, except for such Permits the absence of which have not had and would not have a Company Material Adverse Effect. The Company is not an “investment company” under the Investment Company Act of 1940.

(b) Since January 1, 2020, the Company Group and, to the Knowledge of the Company, each of its Affiliated Practices, has complied with all applicable Healthcare Laws except for such noncompliance that would not have a Company Material Adverse Effect. Since January 1, 2020 to the date of this Agreement, neither the Company Group nor to the Knowledge of the Company, any Affiliated Practice, has received any written notice from any Governmental Authority of any material violation or alleged material violation of any applicable Healthcare Law. Except as set forth in Section 3.12(b) of the Company Disclosure Letter, since January 1, 2020 to the date of this Agreement, to the Knowledge of the Company, no Company Group member nor any Affiliated Practice has been subject to any adverse inspection, finding, penalty assessment or other Legal Proceeding or investigation or non-routine audit by any Governmental Authority that would reasonably be expected to have a material and adverse effect, individually or in the aggregate, on the Company and its Subsidiaries, taken as a whole, if not resolved in the ordinary course.

(c) Since January 1, 2020 to the date of this Agreement, no member of the Company Group is, and to the Knowledge of the Company, nor are any of the Affiliated Practices, with respect to any Governmental Authority, a party to any corporate integrity agreement, judgment, order, deferred prosecution agreement, monitoring agreement, consent decree or settlement agreement that (i) requires the payment of an amount of money exceeding $5,000,000 by the Company Group or any Affiliated Practice to any Governmental Authority, (ii) requires any recoupment of money exceeding $5,000,000 from the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Affiliated Practice, by any Governmental Authority or (iii) prohibits or materially limits any activity currently conducted by such Person under any applicable Healthcare Law. Except as set forth in Section 3.12(c) of the Company Disclosure Letter, and except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no member of the Company Group or Affiliated Practice is a defendant or named party in any current or pending qui tam or False Claims Act Legal Proceeding.

(d) Since January 1, 2020, the Company and its Subsidiaries and, to the Knowledge of the Company, the Affiliated Practices, have complied in all material respects with all Payor and Governmental Authority requirements and guidance applicable to the submission of diagnosis codes and other data used for risk adjustment purposes under the Medicare Advantage and Part D programs. Since January 1, 2020, the Company Group and, to the Knowledge of the Company, the Affiliated Practices, have not been the subject of any (i) material actions by CMS or any other Governmental Authority under the Medicare Risk Adjustment Data Validation Program or any other related audit or review, any (ii) targeted probe review, claims review, recoupment, refund set-off, challenge suit or other material penalty action or proceeding, or (iii) voluntary disclosure or repayment to a Governmental Authority or Payor expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as set forth on Section 3.12(e) of the Company Disclosure Letter, and except as would not have a Company Material Adverse Effect, each physician, nurse practitioner, physician’s assistant, or other allied health professional (“Care Professional”) currently employed or engaged by or on behalf of the Company Group or, to the Knowledge of the Company, any Affiliated Practice to provide healthcare services who requires a Governmental Authorization to provide any such services is duly licensed, certified or credentialed, as applicable, pursuant to applicable Healthcare Laws.

(f) The Company has and maintains procedures to screen all directors, officers, Care Professionals, employees, independent contractors and agents against the U.S. Department of Health & Human Services Office of Inspector General’s (“OIG”) List of Excluded Individuals/Entities database, applicable state exclusion and debarment lists, and the General Services Administration’s System for Award Management database no less frequently than once per month. None of the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the Knowledge of the Company, any Affiliated Practices or any managing employees of the Company Group or Care Professional: (i) is currently debarred, excluded, or suspended from contracting with the federal or state government or from participating in any Federal Healthcare Program, (ii) is currently subject to or, to the Knowledge of the Company, has been threatened in writing with, an investigation or proceeding that would reasonably be expected to result in such debarment, exclusion or suspension, or (iii) has, since January 1, 2020, been assessed or, to the Knowledge of the Company, threatened in writing with assessment of civil monetary penalties pursuant to 42 C.F.R. Part 1003, except as would not have a Company Material Adverse Effect in the case of (i)-(iii) pertaining to any Care Professional, director, officer or managing employee and in the case of (iii) as it relates to the Company, any Subsidiary, or Affiliated Practice.

(g) To the Knowledge of the Company, each of the Affiliated Practices, as applicable: (i) is eligible and certified for participation and reimbursement under the Federal Healthcare Programs and (ii) is in good standing with all Payors with which such Affiliated Practice is contracted. None of the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Affiliated Practice, has, since January 1, 2020, received written notice that they are subject to any restriction, limitation, revocation, or termination of its provider status with any Payor, except as such restriction, limitation, revocation or termination that would not have a Company Material Adverse Effect.

(h) Since January 1, 2020 and except as would not have a Company Material Adverse Effect, the Company Group and, to the Knowledge of the Company, any Affiliated Practice, has not received any written notice from any Payor alleging violation of a billing or coding requirement, overpayment, false claim or fraud relating to any product or service provided or billed by any member of the Company Group or any Affiliated Practice. Since January 1, 2020 and except as would not have a Company Material Adverse Effect, each member of the Company Group and, to the Knowledge of the Company, each Affiliated Practice, has timely paid or made provision to pay any identified overpayment received from any Payor.

(i) Since January 1, 2020, no member of the Company Group or any of their respective directors or officers, nor, to the Knowledge of the Company, any Affiliated Practice or any managing employees of the Company Group has offered or paid any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to any Person to induce such Person (i) to refer an individual to a Person for the furnishing or arranging for the furnishing of any item or service in violation of any Healthcare Laws; or (ii) to purchase, lease, order, arrange for or recommend purchasing, leasing or ordering any good, facility, service or item in violation of any Healthcare Laws.

(j) Since January 1, 2020, each member of the Company Group, and to the Knowledge of the Company, the Affiliated Practices, have, to the extent required by Law, adopted and implemented a compliance program reasonably tailored to address compliance with all applicable Healthcare Laws having the elements of an effective corporate and compliance program identified in applicable guidance from the OIG and Department of Justice. There is no non-routine internal investigation being conducted by the compliance program that has identified an instance of non-compliance or violation of Law that would have a Company Material Adverse Effect.

(k) Except as would not have a Company Material Adverse Effect (i) each member of the Company Group and each Affiliated Practice is, and at all times has been, in compliance with all applicable Laws and requirements established by any Governmental Authority relating to the Stimulus Funds, including the maintenance of accounting records associated with the Stimulus Funds in compliance with their respective terms and conditions and related guidance available as of the date of this Agreement, in each case listed by each tax identification number, as applicable, (ii) no member of the Company Group nor any Affiliated Practice is currently the subject of a non-routine audit or, to the Knowledge of the Company, investigation or other inquiry by a Governmental Authority with respect to attestation, receipt or use of any Stimulus Funds by the Company Group or any Affiliated Practice, and (iii) each Company Group member and each Affiliated Practice has timely submitted all documentation and reporting required to date with respect to receipt and retention of the Stimulus Funds and there are no outstanding payments due under the Medicare Accelerated and Advance Payment Program.

3.13 Litigation. Except as set forth on Section 3.13 of the Company Disclosure Letter, as of the date of this Agreement, there is no, and since January 1, 2020 there has been no, Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any present or former officer, director or employee of the Company or any of its Subsidiaries in their capacity as such by or before any Governmental Authority or arbitrator, in each case, that would have a Company Material Adverse Effect. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger by the Company. As of the date of this Agreement, none of the Company nor any of its Subsidiaries is a party to or subject to any order which would reasonably be expected to prevent or materially delay the consummation of the Merger by the Company.

3.14 Certain Business Practices. Since January 1, 2020, none of the Company nor any of its Subsidiaries, and to the Knowledge of the Company, none of their directors, officers, employees or agents (when acting on behalf of the Company in their capacity as such) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act or any other Law prohibiting corruption or bribery applicable to the jurisdictions in which the Company and its Subsidiaries operate (collectively, “Anti-Corruption Laws”). To the Knowledge of the Company, since January 1, 2020, none of the Company nor any of its Subsidiaries have been the subject of any Legal Proceeding relating to compliance with Anti-Corruption Law.

3.15 Properties.

(a) Except as would not have a Company Material Adverse Effect, the Company or its Subsidiaries have good title to, or valid leasehold interests in, as applicable, all real property, personal property and assets reflected on the Audited Company Balance Sheet or acquired after December 31, 2021, including all Material Real Property Leases, free and clear of all Liens other than Permitted Liens, except as have been disposed of since the Audited Company Balance Sheet Date in the ordinary course of business and, if after the date hereof, in accordance with the terms of this Agreement.

(b) The Company does not, nor do any of its Subsidiaries, own any real property.

(c) Section 3.15(c) of the Company Disclosure Letter sets forth a list of all leases, subleases, licenses and other use and occupancy arrangements of real property for which the Company or a Subsidiary of the Company is a tenant or subtenant, licensee or occupant having an annual rental value of $350,000 or more (such real property, the “Leased Real Property” and each underlying lease, a “Material Real Property Lease”). Except as would not have a Company Material Adverse Effect, (i) each lease or sublease under which the Company or any of its Subsidiaries leases or subleases any such Leased Real Property is valid and in full force and effect and, to the Knowledge of the Company, valid and enforceable against the other parties thereto (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Material Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Real Property Lease, and neither the Company nor any of its Subsidiaries has received or given any notice in writing that there is a breach, violation or default under any Material Real Property Lease where such breach, violation or default remains uncured. Neither the Company nor any of its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property. There is no condemnation proceeding pending or, to the Knowledge of the Company, threatened as to any Material Real Property Lease nor any material casualty which has not been fully restored.

3.16 Intellectual Property.

(a) To the Knowledge of the Company, the Company Group and each of the Affiliated Practices owns, has a valid license or sublicense to, or otherwise possesses the valid and enforceable right to use all Intellectual Property used in or necessary to conduct the business of the Company Group or the Affiliated Practices, as applicable, as currently conducted, except as would not reasonably be expected to be material, individually or in the aggregate, to the Company, its Subsidiaries and the Affiliated Practices, taken as a whole; provided, however, that the foregoing representation and warranty in this Section 3.16(a) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company, any of its Subsidiaries or any Affiliated Practice of any Intellectual Property, which is addressed in Sections 3.16(b) and (c) below. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company, its Subsidiaries and the Affiliated Practices, taken as a whole, the Company Group and, to the Knowledge of the Company, each of the Affiliated Practices, will continue to own, license or have the right to use all such Intellectual Property immediately following the Closing to the same extent as prior to the Closing. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company, its Subsidiaries and the Affiliated Practices, taken as a whole, the Company Group and, to the Knowledge of the Company, each of the Affiliated Practices, exclusively owns, free and clear of all Liens, all material Owned Intellectual Property.

(b) As of the date of this Agreement, there is no Legal Proceeding pending alleging infringement, misappropriation or violation of any Intellectual Property rights of any third party by the Company Group or, to the Knowledge of the Company, by any of the Affiliated Practices, that, if adjudicated against any member of the Company Group, or any Affiliated Practice, as applicable, would reasonably be expected to be material to its or their business, individually or in the aggregate.

(c) The business of each Company Group member and to the Knowledge of the Company, each of the Affiliated Practices, does not infringe, violate, or misappropriate any Intellectual Property of any third party, and has not done so since January 1, 2020, except for such infringements, misappropriations or violations that would not reasonably be expected to be, individually or in the aggregate, material to any such business. Except as disclosed in Section 3.16(c) of the Company Disclosure Letter, since January 1, 2020, no member of the Company Group, and to the Knowledge of the Company, none of the Affiliated Practices, has received any written notice or Legal Proceeding alleging any such infringement, violation or misappropriation, except as would not reasonably be expected to be, individually or in the aggregate, material to the business of any Company Group member or Affiliated Practice. Notwithstanding any provision of this Agreement to the contrary or otherwise, Section 3.16(b) and this Section 3.16(c) contain the sole and exclusive representations and warranties with respect to the infringement or misappropriation by the Company Group or any Affiliated Practice of any Intellectual Property of any third party.

(d) To the Knowledge of the Company, no third party is infringing, violating, or misappropriating any Owned Intellectual Property, except for such infringements, misappropriations or violations that would not reasonably be expected to be material, individually or in the aggregate, to any Company Group member or any Affiliated Practice.

(e) Section 3.16(e) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of (i) all patents, patent applications, trademark registrations, trademark applications, copyright registrations, copyright applications and domain names (“Registered Owned Intellectual Property”) and (ii) Proprietary Software, in each case owned or purported to be owned by any Company Group member or, to the Knowledge of the

Company, any Affiliated Practice, that is material to the business of any member of the Company Group or any Affiliated Practice. Except as would not reasonably be expected to be material, individually or in the aggregate, to any Company Group member or any Affiliated Practice, (A) the Company Group and, to the Knowledge of the Company, each Affiliated Practice, as applicable, has paid all maintenance fees and filed all statements of use reasonably necessary to maintain the Registered Owned Intellectual Property (except for items that are abandoned in the ordinary course of business), (B) the Registered Owned Intellectual Property is, to the Knowledge of the Company, valid and enforceable, (C) none of the Registered Owned Intellectual Property has been adjudged invalid, and (D) none of the Registered Owned Intellectual Property is the subject of any proceeding before any Governmental Authority, registration or other authority in any jurisdiction that challenges its validity or enforceability (other than in connection with the ordinary course prosecution of such Registered Owned Intellectual Property).

(f) Except as would not be reasonably expected to be material, individually or in the aggregate, to any member of the Company Group or any Affiliated Practice, the Company Group and to the Knowledge of the Company, each of the Affiliated Practices, has maintained since January 1, 2020 and currently maintains commercially reasonable practices to protect the confidentiality of the trade secrets and material confidential information included in the Owned Intellectual Property and trade secrets and material confidential information otherwise disclosed to any member of the Company Group or any Affiliated Practice by third parties. To the Knowledge of the Company, such trade secrets and confidential information have not been disclosed to any third party, except to the extent that such third party is under an obligation of confidentiality or for such disclosures that would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group or any Affiliated Practice.

(g) To the Knowledge of the Company, each employee, contractor and consultant of the Company Group and the Affiliated Practices who has developed material Intellectual Property for any member of the Company Group or any Affiliated Practice, as applicable, within the scope of their employment or engagement has signed a written agreement irrevocably assigning (by way of present tense assignment) all right, title and interest in and to any such Intellectual Property arising out of such Person’s employment or engagement to the Company Group or the Affiliated Practice, as applicable, or all such right, title and interest vests in the Company Group or the Affiliated Practice, as applicable, by operation of Law, except as would not reasonably be expected to be material, individually or in the aggregate, to the Company Group and the Affiliated Practices, taken as a whole. To the Knowledge of the Company, except as disclosed in Section 3.16(g) of the Company Disclosure Letter, no present or former employee, contractor, consultant, officer or director of the Company Group or any Affiliated Practice holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Owned Intellectual Property, except as would not reasonably be expected to be material, individually or in the aggregate, to any Company Group member or Affiliated Practice.

(h) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group or any Affiliated Practice, to the Knowledge of the Company (i) no member of the Company Group, no Affiliated Practice, nor any other Person acting on behalf of the Company Group or any Affiliated Practice, has licensed, disclosed or delivered to any other Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any source code of the Proprietary Software, and (ii) no event has occurred since January 1, 2020, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the licensing, disclosure or delivery by any member of the Company Group or any Affiliated Practice, or any Person acting on behalf of the Company Group or any Affiliated Practice, of any source code of the Proprietary Software.

(i) Except as would not reasonably be expected to be material, individually or in the aggregate, to a member of the Company Group or any Affiliated Practice, a member of the Company Group and, to the Knowledge of the Company, each of the Affiliated Practices, maintains (i) machine readable copies of the Proprietary Software, (ii) reasonably complete technical documentation or user manuals for material releases or versions thereof currently in use by any Company Group member or Affiliated Practice, currently made available to the Company Group members’ or the Affiliated Practices’ customers, or currently supported by any Company Group member or Affiliated Practice with respect to Proprietary Software that is used or accessed by customers, Service Providers, or physicians, nurse practitioners, physician’s assistants, or other allied health professionals and (iii) at least one copy of the source code of the Proprietary Software.

(j) Except as would not reasonably be material, individually or in the aggregate, to any member of the Company Group or any Affiliated Practice, no Proprietary Software incorporates, comprises, or is distributed with any “open source software” or is otherwise subject to the provisions of any “open source” or third party license agreement that (i) requires the licensing, disclosure or distribution of any source code of any Proprietary Software to licensees or any other Person, (ii) prohibits or limits the receipt of consideration in connection with licensing or otherwise distributing source code of any Proprietary Software, (iii) except as specifically permitted by Law, allows any Person to decompile, disassemble or otherwise reverse-engineer any Proprietary Software, or (iv) requires the licensing or other distribution of any Proprietary Software to any other Person for the purpose of making derivative works.

(k) Consummation of the Transactions will not, except as would not have a Company Material Adverse Effect, alter or impair the rights of any Company Group member or, to the Knowledge of the Company, any Affiliated Practice, in or to any material Owned Intellectual Property or material Company Information Systems.

3.17 Taxes. Except as would not have a Company Material Adverse Effect:

(a) The Company, each of its Subsidiaries and, to the Knowledge of the Company, each Affiliated Practice, has duly and timely filed (taking into account valid extensions) all Tax Returns required to be filed by any of them under Law, and each such Tax Return (taking into account all amendments thereto) is true, correct and complete and has been prepared in substantial compliance with all Laws.

(b) The Company, each of its Subsidiaries and, to the Knowledge of the Company, each Affiliated Practice, has (i) paid all Taxes that have become due and payable by each of them, other than Taxes that have been reserved against on the Company SEC Documents (whether or not shown on any Tax Return) and (ii) withheld and paid all Taxes required to have been withheld and paid by each of them, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

(c) There is no (i) dispute, investigation or claim concerning any Tax liability being asserted, assessed or threatened in writing against the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliated Practice by any Governmental Authority that has not been fully paid or otherwise fully resolved, (ii) audit of any Tax Return of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliated Practice, pending or being conducted by a Governmental Authority, (iii) extension of any statute of limitations on the assessment of any Taxes granted by the Company or any of its Subsidiaries currently in effect, (iv) agreement with a Governmental Authority to any extension of time for filing any Tax Return of the Company or any of its Subsidiaries which has not been filed (other than automatic extensions obtained in connection with automatically granted extensions of time to file Tax Returns), or (v) Lien for Taxes on any of the property or assets of the Company or any of its Subsidiaries other than any Permitted Liens. No written claim has been received by the Company or any of its Subsidiaries from any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns asserting that the Company or any of its Subsidiaries is required to file a Tax Return with that jurisdiction or that the Company or any of its Subsidiaries is liable for any Tax or is required to collect and withhold any Tax, in each case, that has not been resolved.

(d) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement or (ii) has any liability or potential liability to another party under any such agreement, in each case other than (x) agreements entered into in the ordinary course of business, the primary purpose of each of which is not related to Taxes, and (y) agreements the only parties of which are the Company and/or one or more of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2), or under a corresponding or similar provision of state, local, or foreign Law.

(f) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intending to be qualified for Tax-free treatment under Section 355 of the Code (or any corresponding or similar provision of state, local or foreign Law) in the two (2) years prior to the date of this Agreement.

(g) Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Affiliated Practice (i) has been a member of a consolidated, combined, unitary or aggregate group of which the Company (or any Subsidiary of the Company) was not the ultimate parent or (ii) has any unpaid liability for the Taxes of any Person (other than the Company or its Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or foreign Law) as a transferee or successor, or otherwise.

(h) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Law) or other written agreement with a Governmental Authority regarding Taxes or Tax matters or (ii) has requested or received any Tax ruling, in either case that would have continuing effect after the Closing Date.

(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local, or foreign Law), in each case, prior to the Closing; (ii) installment sale or open transaction disposition made prior to the Closing; (iii) prepaid or deposit amount received, or deferred revenue accrued, prior to the Closing; or (iv) intercompany transaction entered into prior to the Closing or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Law) relating to transactions occurring prior to the Closing.

(j) Neither the Company nor any of its Subsidiaries (i) has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has had an office or fixed place of business in a country outside of the jurisdiction of its incorporation or organization or (ii) is, or has ever been, subject to income Tax in a country outside of its jurisdiction of incorporation or organization.

(k) The Company is not, and has not been during the applicable period provided in Code Section 897(c), a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(l) The Company, each of its Subsidiaries and, to the Knowledge of the Company, each Affiliated Practice, has complied with all Laws relating to escheat or unclaimed property, including filing all reports, returns, documents, declarations, elections or other information or filings supplied or required to be supplied to any Governmental Authority with respect to escheat or unclaimed property matters, and remitting all amounts required to be remitted to such Governmental Authorities (whether or not shown on such filings).

(m) Neither the Company nor any of its Subsidiaries has deferred any employer payroll Taxes pursuant to Section 2302 of the Cares Act which Taxes have not yet been paid.

Notwithstanding any other provision in this Agreement, no representation or warranty is made with respect to the existence, availability, usability or limitations (or lack thereof) after the Closing Date of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward or other Tax attribute (whether federal, state, local or foreign) of the Company or any of its Subsidiaries.

3.18 Employee Plans.

(a) Section 3.18(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each material Employee Plan and separately identifies each such material Employee Plan that is sponsored or maintained for Service Providers of the Affiliated Practices; provided, however, that in each case, to the extent there exists a form of agreement or arrangement that would constitute an Employee Plan, the Company shall be required to list only the forms of such agreements or arrangements.

(b) The Company has made available to Parent true and complete copies of the following with respect to each material Employee Plan, to the extent applicable: (i) a copy (or, to the extent that the Employee Plan is not written, a written summary of material terms) of the current plan document, insurance contracts or other funding arrangements, and any material amendments thereto; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recently filed Internal Revenue Service Form 5500 (and all attachments thereto), including audited financial statements; (iv) the most recent favorable determination letter or opinion letter from the Internal Revenue Service; and (v) all material correspondence concerning audits, inquiries, or investigations by, the Department of Labor, the Internal Revenue Service or any other Governmental Authority since January 1, 2020.

(c) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to, or has any obligation or liability with respect to, or has, with respect to clauses (i) and (ii), in the past six (6) years sponsored, maintained or contributed to, or had any obligation or liability with respect to, (i) any “employee pension benefit plan” that is subject to Title IV of ERISA, (ii) any “multiemployer plan”, as defined in Section 3(37) of ERISA, (iii) any “multiple employer plan” as described in Section 413(c) of the Code or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service or is established on a pre-approved form of plan document that is the subject of a favorable advisory or opinion letter from the Internal Revenue Service and to the Knowledge of the Company, no revocation of any such determination, advisory, or opinion letter has been threatened by any Governmental Authority, and nothing has occurred that could reasonably be expected to result in any such letter being revoked or the loss of such qualification or a material penalty or material excise tax.

(e) Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by Law, including ERISA and the Code, that are applicable to such Employee Plan.

(f) Except as required by Law, set forth in Section 3.18(f) of the Company Disclosure Letter, or expressly provided in this Agreement, the consummation of the Transactions will not (either alone or together with any other event): (i) entitle any current or former Service Provider of the Company or any of its Subsidiaries to any payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent to merge, amend or terminate any Employee Plan, or (iv) result in the loss of a deduction to the Company under Section 280G of the Code. No Person is entitled to receive any tax gross-up, indemnity or reimbursement from the Company or any of its Subsidiaries for any tax incurred by such Person, including under Section 409A or Section 4999 of the Code. Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in a form that has been operated and administered in compliance with all applicable requirements of Section 409A of the Code in all material respects.

(g) Neither the Company nor any of its Subsidiaries has any material liability in respect of, and no Employee Plan provides or promises, any post-employment health or life insurance or similar benefits to any current or former Service Provider of the Company or any of its Subsidiaries except as required under Section 4980B of the Code or any other Law.

(h) There is no material Legal Proceeding pending against or, to the Knowledge of the Company, threatened against, any Employee Plan before any arbitrator or any Governmental Authority, or any other material claim pending against any Employee Plan, other than routine claims for benefits. With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code.

3.19 Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement with a labor union, works council or other labor organization with respect to employees of the Company or any of its Subsidiaries.

(b) To the Knowledge of the Company, as of the date of this Agreement, there is no (i) activity or proceeding by a labor union or labor organization or representative thereof to organize any employees of the Company or any of its Subsidiaries, (ii) lockout, strike, work slowdown, work stoppage or threat thereof by employees of the Company or any of its Subsidiaries, or (iii) unfair labor practice charge, material grievance, material arbitration, or collective bargaining dispute pending before any Governmental Authority.

(c) The Company and its Subsidiaries are in material compliance with all Laws respecting employment, including discrimination in employment, harassment in employment, terms and conditions of employment, worker classification (including the classification of workers as independent contractors as well as eligibility of employees for overtime pay), wages (including wage payment and withholding of employment-related taxes), hours, occupational safety and health, and employment practices, immigration, workers’ compensation, and no Person has been improperly excluded from participation in any Employee Plan or is entitled to any compensation or benefits in any material amount from the Company or its Subsidiaries under any applicable Law or an Employee Plan that he or she has not received.

(d) There is no, and since January 1, 2020, there has not been any, litigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any current or former Service Provider in such Service Provider’s capacity as such), in each case, involving allegations of sexual harassment or sexual misconduct. Since January 1, 2020, the Company and its Subsidiaries have taken appropriate action with respect to any allegations of sexual harassment and sexual misconduct or breach of any policy of the Company and its Subsidiaries relating to the foregoing, in each case (i) involving any current or former employee, officer or director in relation to his or her work at the Company and its Subsidiaries and (ii) about which the Company has knowledge, in accordance with any written policies related thereto.

3.20 Insurance. Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with Law and all applicable Contracts, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy and (d) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

3.21 Environmental Matters.

(a) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole:

(i) (x) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened by any Governmental Authority or other Person, in each case that alleges that the Company or any of its Subsidiaries has violated or has any liability under any Environmental Law, and (y) neither the Company nor any of its Subsidiaries has any continuing obligations under any judgment, decree, injunction or order of any Governmental Authority resolving or settling any alleged violation of or liability under any Environmental Law;

(ii) the Company and its Subsidiaries are and, since January 1, 2020, have been in compliance with all Environmental Laws, which compliance includes possessing and complying with all Permits required for their operations; and

(iii) there has been no Environmental Release of, or exposure of any Person to, any Hazardous Substance on any real property now or, or to the Knowledge of the Company, formerly owned or leased by (or otherwise resulting from the operations of) the Company or any of its Subsidiaries (or any of their predecessors), which such Environmental Release or exposure has resulted in any unresolved obligation of the Company or any of its Subsidiaries to conduct any investigatory or remedial action under any Environmental Law or would otherwise reasonably be expected to result in liabilities or obligations to the Company or any of its Subsidiaries.

(b) Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.21 are the sole and exclusive representations and warranties of the Company regarding matters arising under Environmental Laws or regarding Environmental Releases or Hazardous Substances.

3.22 Material Contracts.

(a) Except for this Agreement, any Employee Plans, and the Contracts filed as exhibits to the Company SEC Documents that are available as of the date prior to the date of this Agreement, Section 3.22(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each of the following Contracts to which the Company or any of its Subsidiaries or an Affiliated Practice is a party and which remains in effect:

(i) each Contract that involves performance of services or delivery of goods, products or developmental, consulting or other services commitments by the Company, any of its Subsidiaries or the Affiliated Practices, and pursuant to which payments to the Company, any of its Subsidiaries or the Affiliated Practices of $6,500,000 or more were made in the Company’s fiscal year ended December 31, 2022, other than Contracts terminable by the Company or one of its Subsidiaries on no more than sixty (60) days’ notice or in connection with an annual renewal without liability, payment or ongoing obligation on the part of the Company or any of its Subsidiaries;

(ii) each Contract that involves performance of services or delivery of goods, materials, supplies or equipment or developmental, consulting or other services commitments to the Company or any of its Subsidiaries, pursuant to which payments by the Company or any of its Subsidiaries of $5,000,000 or more were made in the Company’s fiscal year ended December 31, 2022, other than Contracts terminable by the Company or one of its Subsidiaries on no more than sixty (60) days’ notice or in connection with an annual renewal without liability, payment or ongoing obligation on the part of the Company or any of its Subsidiaries;

(iii) each Contract that contains any provisions restricting the Company or any of its Subsidiaries from competing or engaging in any line of business or with any Person or in any area, except for such restrictions that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;

(iv) each Contract that (A) grants any exclusive rights to any third party, including any exclusive license or supply or distribution agreement or other exclusive rights, (B) grants any rights of first refusal or rights of first negotiation with respect to any product, service or Company Intellectual Property, (C) contains any provision that requires the purchase of all or any portion of the Company’s or any of its Subsidiaries’ requirements from any third party or (D) grants “most favored nation” rights, except in the case of each of clauses (A), (B), (C) and (D) for such rights and provisions that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;

(v) each Contract pursuant to which any member of the Company Group is granting or is granted any license rights to use any Intellectual Property (other than nonexclusive licenses granted in the ordinary course of business), except for (A) Contracts with current and former employees, contractors, or consultants of the Company Group entered into in connection with their engagement by the Company Group, (B) nondisclosure agreements, (C) licenses for open source software, (D) non-exclusive licenses to available commercial software and (E) any other agreements that, individually or in the aggregate, are not material to the Company Group, taken as a whole;

(vi) each Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate available principal amount (whether or not such available principal amount is outstanding) not exceeding $5,000,000 or (B) between or among any of the Company and its Subsidiaries;

(vii) each Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (except for the Company or any of its Subsidiaries) and has any outstanding obligation with respect thereto, other than (A) extensions of credit in the ordinary course of business, and (B) investments in marketable securities in the ordinary course of business, in each case, consistent with past practice;

(viii) each Contract under which the Company or any of its Subsidiaries has any ongoing obligations (including indemnification obligations) which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business or the assets or properties of any business (whether by merger, sale of shares, sale of assets or otherwise) for consideration in excess of $10,000,000, except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business consistent with past practice;

(ix) each material partnership, material joint venture or other similar Contract or arrangement;

(x) each Contract between the Company or any of its Subsidiaries, on the one hand, and any current director or officer of the Company or any Person (or any of their Affiliates) beneficially owning five percent (5%) or more of Company Common Stock, on the other hand, except for any commercial Contracts entered into on arm’s length terms in the ordinary course of business and Employee Plans;

(xi) each Contract between the Company, any of its Subsidiaries, or an Affiliated Practice, on the one hand, and a Governmental Authority, on the other hand, pursuant to which the Company, any of its Subsidiaries or an Affiliated Practice receives payments from any Governmental Authority;

(xii) each Contract of the type described and set forth on Section 3.22(a)(xii) of the Company Disclosure Letter;

(xiii) all Contracts for management services, administrative services or business support services agreements between an Affiliated Practice and the Company or a Subsidiary of the Company pursuant to which the Company or a Subsidiary of the Company provides administrative and business support services to the Affiliated Practice;

(xiv) all Contracts that require or provide for the referral or recommendation of patients to the Company Group;

(xv) each Contract entered into in connection with the settlement or other resolution of any threatened or actual Legal Proceeding under which the Company or any of its Subsidiaries have any continuing or outstanding obligations, liabilities or restrictions that, individually or in the aggregate, are material to the Company and its Subsidiaries, taken as a whole; and

(xvi) each Contract that commits the Company or its Subsidiaries to enter into any Contracts of the types described in the foregoing clauses (i) through (xv).

(b) Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, each Contract filed as an exhibit to the Company SEC Documents or required to be disclosed in Section 3.22(a) of the Company Disclosure Letter (each, a “Material Contract”) (unless it has terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by the Enforceability Exceptions. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any Material Contract, and no event has occurred that, with or without the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries party thereto, except for such breaches and defaults which would not have a Company Material Adverse Effect. The Company has made available to Parent a true and correct copy of each Material Contract, including all amendments and supplements thereto.

3.23 Finders’ Fees. Except for Centerview Partners LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who is entitled to any financial advisor’s, broker’s, finder’s or other similar fee or commission from the Company or any of its Affiliates in connection with the Transactions. On the date hereof, following the execution and delivery of this Agreement, the Company has made available to Parent a true, correct and complete copy of the engagement letter between the Company and Centerview Partners LLC relating to the Transactions.

3.24 Opinion of Financial Advisor. Centerview Partners LLC has delivered to the Company Board its written opinion that, as of the date of such written opinion and based upon and subject to the various assumptions made, procedures followed, matters, and qualifications and limitations set forth therein, the Per Share Price to be paid to the holders of shares of Company Common Stock (other than Owned Company Shares, shares subject to outstanding awards of Company Restricted Stock, Dissenting Company Shares, or shares held by any affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion will be made available to Parent for information purposes only following the date of this Agreement (it being understood and agreed that such opinion is for the benefit of the Company and may not be relied upon by Parent, its Affiliates or any other Person).

3.25 Antitakeover Statutes. Assuming the representations and warranties in Section 4.7 are complete and correct, the Company Board has adopted all such resolutions, and the Company has taken all action, necessary to exempt this Agreement, the Merger and the other Transactions contemplated hereby and thereby from any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other anti-takeover provision set forth in the DGCL or other Law.

3.26 Information Systems, Privacy and Data Privacy.

(a) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group, the Company Group lawfully own(s), lease(s) or license(s) all Information Systems (the “Company Information Systems”) material to the conduct of the business of any member of the Company Group. To the Knowledge of the Company, since January 1, 2020, there has been no failure, malfunction, crash, or other substandard performance of any such Company Information System (including any Proprietary Software) that has caused a material disruption to any member of the Company Group. The Company Information Systems (including the Proprietary Software) (i) are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the business of any member of the Company Group, (ii) are free from material bugs, errors and other defects, and (iii) to the Knowledge of the Company, do not contain any Malicious Code. The Company and its Subsidiaries maintain commercially reasonable anti-malware, anti-virus, backup, security, business continuity, and disaster recovery measures and technology.

(b) The Company Group is, and since January 1, 2020 has been, in compliance in all material respects with applicable Data Privacy/Security Requirements. To the Knowledge of the Company, all vendors, processors, subcontractors and other Persons acting for or on behalf of any Company Group member or Affiliated Practice in connection with the Processing of Personal Data or that otherwise have been authorized to have access to the Company Information Systems or the Personal Data in the possession or control of any Company Group member or Affiliated Practice comply, and have since January 1, 2020 complied, in all material respects with the applicable Data Privacy/Security Requirements.

(c) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group or Affiliated Practice, since January 1, 2020, the Company Group has implemented and maintains an information security program (the “Security Plan”) comprising administrative, physical and technical safeguards that are designed to protect the security, confidentiality, integrity and availability of the Personal Data Processed by the Company Group and the Company Information Systems in a manner reasonably appropriate to the size and scope of the Company Group and the Personal Data they Process from loss, damage, misuse or unauthorized use, access, modification, destruction, or disclosure, including cybersecurity and malicious insider risks. Except as set forth in Section 3.26(c) of the Company Disclosure Letter, the Security Plan conforms, and since January 1, 2020 has conformed, in all material respects, to the Data Privacy/Security Requirements and any public statements made by the Company Group regarding the Security Plan.

(d) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group or any Affiliated Practice, no member of the Company Group or, to the Knowledge of the Company, any Affiliated Practice, has, since January 1, 2020, experienced any material Security Incident. There are no actions, suits or proceedings pending or, to the Knowledge of the Company, overtly threatened against any Company Group member or any Affiliated Practice or, to the Knowledge of the Company, their subcontractors (with respect to Personal Data Processed for or on behalf of any Company Group member or Affiliated Practice) with respect to Company Group members’, Affiliated Practices’

or their respective subcontractors’ compliance with its or their privacy, security or data protection practices, including any violations of Privacy Laws. Since January 1, 2020, the Company Group has not received any written or, to the Knowledge of the Company, oral request to make available to the Secretary of the U.S. Department of Health & Human Services or any other Governmental Authority any of its internal practices, books and records relating to the Processing of Personal Data.

(e) Except as would not have a Company Material Adverse Effect, since January 1, 2020, each Company Group member and, to the Knowledge of the Company, each Affiliated Practice, is in compliance with HIPAA and has implemented policies, procedures, and safeguards that comply with HIPAA. Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group, each member of the Company Group and, to the Knowledge of the Company, each Affiliated Practice has executed a “business associate contract” (as described in 45 C.F.R. §§ 164.502(e) and 164.504(e)) that complies with HIPAA requirements for business associate contracts with each: (x) “business associate” (as defined at 45 C.F.R. § 160.103) of any Company Group member or Affiliated Practice, as applicable, (y) “subcontractor” (as defined at 45 C.F.R. § 160.103) of any Company Group member or Affiliated Practice, as applicable, and (z) “covered entity” (as defined at 45 C.F.R. § 160.103) for which any Company Group member or Affiliated Practice, as applicable, provides a function or service or performs an activity that renders any Company Group member or Affiliated Practice, as applicable, a business associate. Each member of the Company Group and each Affiliated Practice is, and has been, in material compliance with all such business associate contracts. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Group member nor, to the Knowledge of the Company, any Affiliated Practice has had any unauthorized use or disclosure of “unsecured protected health information” (as defined in HIPAA) that would constitute a “breach” (as defined in HIPAA) and that would require any member of the Company Group or any Affiliated Practice, as applicable, to provide notice to any Person under HIPAA.

(f) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group, the Company Group has all rights, authority, consents and authorizations necessary to receive, access, use, disclose and otherwise Process the Personal Data in their possession or under their control in connection with the operation of their business as presently conducted. The Company Group has made all disclosures regarding, and obtained consent or authorization for, the Processing of Personal Data as required by the Data Privacy/Security Requirements and any privacy statement published by the Company Group.

(g) Except as would not reasonably be expected to be material, individually or in the aggregate, to any member of the Company Group, to the extent that the Company Group (or any third party on its or their behalf) has de-identified, anonymized, or pseudonymized any Personal Data (the “De-Identified Data”): (i) the Personal Data has in all material respects been de-identified, anonymized, or pseudonymized in accordance with the requirements of all applicable Data Privacy/Security Requirements; and (ii) the Company Group (or a third party on their behalf) has in all material respects obtained, or confirmed that others have obtained, any and all required consents, authorizations, permissions, licenses, and other approvals, or permitted waivers of the same, and has provided any and all required notifications, under the Data Privacy/Security Requirements to Process the Personal Data to create De-Identified Data and to Process the De-Identified Data for any lawful purpose.

3.27 Non-Reliance. The Company acknowledges that it has not relied on any representations or warranties whatsoever in connection with the Transactions, express or implied, except as set forth in Article IV (or in the certificate delivered pursuant to Section 7.3(c)).

3.28 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Parent, Ultimate Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Ultimate Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent, Merger Sub, and solely with respect to Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.9 and Section 4.16, Ultimate Parent, jointly and severally, hereby represent and warrant to the Company as follows:

4.1 Corporate Existence and Power.

(a) Each of Parent, Ultimate Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as currently conducted, except for those powers, licenses, authorizations, Permits, consents and approvals the absence of which would not have a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.

(b) Each of Parent, Ultimate Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of the certificates of incorporation and bylaws of Parent and Merger Sub as currently in effect. Each of the foregoing documents is in full force and effect, and neither Parent nor Merger Sub is in violation of any of the foregoing documents in any material respect.

4.2 Corporate Authorization. The execution, delivery and performance by Parent, Ultimate Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate powers of Parent, Ultimate Parent and Merger Sub and, except for the required approval of Parent, as the sole stockholder of Merger Sub, have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent, Ultimate Parent and Merger Sub, enforceable against each of Parent, Ultimate Parent and Merger Sub in accordance with its terms (subject to the Enforceability Exceptions).

4.3 Governmental Authorizations. The execution, delivery and performance by Parent, Ultimate Parent and Merger Sub of this Agreement and the consummation by Parent, Ultimate Parent and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent and Ultimate Parent are qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities Laws, (d) compliance with any applicable rules of the NYSE and (e) any actions or filings the absence of which would not have a Parent Material Adverse Effect.

4.4 Non-Contravention. The execution, delivery and performance by Parent, Ultimate Parent and Merger Sub of this Agreement, as applicable, and the consummation by Parent and Merger Sub of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, Ultimate Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any Law or (c) assuming compliance with the matters referred to in Section 4.3, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent, Ultimate Parent or any of their respective Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent, Ultimate Parent or any of their respective Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (c), as would not have a Parent Material Adverse Effect.

4.5 Disclosure Documents. The information supplied by Parent, Ultimate Parent or Merger Sub for inclusion in the Proxy Statement, at the time of any distribution or dissemination thereof and at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 4.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives or advisors (in their capacities as such) specifically for use or incorporation by reference therein.

4.6 Litigation. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent, Ultimate Parent or any controlled Affiliates of Ultimate Parent, threatened against Parent, Ultimate Parent, Merger Sub or any of their respective Subsidiaries, other than any such Legal Proceeding that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger by Parent or Merger Sub, and none of Parent, Ultimate Parent, Merger Sub nor any of their respective Affiliates is a party to or subject to the provisions of any order which would reasonably be expected to prevent or materially delay the consummation of the Merger by Parent or Merger Sub.

4.7 Ownership of Company Securities; Section 203 DGCL. Parent and its Affiliates do not “own” (as defined in Section 203 of the DGCL), or “beneficially own” (within the meaning of Regulation 13D promulgated under the Exchange Act), any shares of Company Common Stock, Company Securities or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock, Company Securities or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. Neither Parent nor any of its “affiliates” or “associates” (each as defined in Section 203 of the DGCL) is, or has been at any time with the last three (3) years, an “interested stockholder” as defined in Section 203 of the DGCL. Neither Parent nor any of its Subsidiaries has taken, or authorized or permitted any of its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 203 of the DGCL) thereof to be deemed an “interested stockholder” as defined in Section 203 of the DGCL or otherwise render Section 251 of the DGCL inapplicable to the Merger.

4.8 Solvency. Neither of Parent and Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming the accuracy of the representations and warranties set forth in Article III, Parent and the Surviving Corporation will, after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger, any amounts that become payable in respect of the redemption of the Company Convertible Notes and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), be Solvent at the Effective Time. As used in this Section 4.8, the term “Solvent” means, as of the Effective Time, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) will exceed their debts, (b) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) has not incurred debts beyond its ability to pay such debts as such debts mature, and (c) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) does not have unreasonably small capital with which to conduct its business.

4.9 No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent or Ultimate Parent (equity or otherwise) is required by any Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or Ultimate Parent or the applicable rules of any exchange on which securities of Parent or Ultimate Parent are traded, in order for Parent or Ultimate Parent to consummate the Transactions. For purposes of this Section 4.9, “Parent” or “Ultimate Parent” also includes the equity holders of, or parent company of, Parent or Ultimate Parent, as applicable.

4.10 Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their respective Subsidiaries who is entitled to any fee or commission from Parent, Merger Sub or any of their respective Affiliates in connection with the Transactions, except that Parent has employed Credit Suisse Securities (USA) LLC and Lazard Freres & Co. LLC as its financial advisors.

4.11 Sufficient Funds. As of the Closing, Parent shall have cash and other immediately available funds sufficient to consummate the Merger and to satisfy all of Parent and Merger Sub’s monetary obligations under this Agreement. Notwithstanding anything set forth herein to the contrary, the obligations of Parent and Merger Sub hereunder are not subject to any condition with respect to Parent or Merger Sub’s ability to obtain financing for the Merger.

4.12 National Security Matters. None of Parent, Merger Sub or any of their respective Affiliates is a “foreign person” within the meaning of 31 C.F.R. § 800.244, and the transactions contemplated by this Agreement are accordingly not “covered transactions” within the meaning of 31 C.F.R. § 800.213.

4.13 Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by this Agreement or incident to its formation. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all Liens (other than Permitted Liens).

4.14 Parent and Management Arrangements. Parent has disclosed to the Company all Contracts (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof), if any, between or among Parent, Merger Sub or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand.

4.15 Non-Reliance. Each of Parent and Merger Sub acknowledges that neither Parent nor Merger Sub is relying or has relied on any representations or warranties whatsoever in connection with the Transactions, express or implied, except as set forth in Article III (or in the certificate delivered pursuant to Section 7.2(d)). The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that, except as set forth in Article III (or in the certificate delivered pursuant to Section 7.2(d)), none of Parent or Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and none of Parent or Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto.

4.16 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent, Ultimate Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Ultimate Parent, Merger Sub or any other Person makes or has made or is making any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent, Ultimate Parent or Merger Sub or their respective Affiliates or business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly made by the Company in Article III or in any certificate delivered pursuant to this Agreement, Parent, Ultimate Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company or any of its Subsidiaries or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Parent, Ultimate Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement, (b) as set forth in the Company Disclosure Letter, (c) as required by applicable Law, or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed not given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such consent), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, and, to the extent permitted by the terms of the applicable Affiliated Practice Documents and subject to applicable Law, and direct (and enforce any applicable contractual rights to cause) the Affiliated Practices to use their respective commercially reasonable efforts to, conduct the business of the Company Group and the Affiliated Practices in the ordinary course of business, and, to the extent consistent therewith, use commercially reasonable efforts to (and with respect to the Affiliated Practices, to the extent permitted by the terms of the applicable Affiliated Practice Documents and subject to applicable Law, and direct (and enforce any applicable contractual rights to cause) the Affiliated Practices to use their respective commercially reasonable efforts to), (i) preserve intact in all material respects their material assets and properties and significant commercial relationships with third parties (including Governmental Authorities that have jurisdiction over its business and operations) and (ii) keep available the services of the Company’s executive officers and key employees; provided, that no action or omission by the Company Group with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2; provided, further, that, in each case, the Company and its Subsidiaries may make any necessary or advisable changes in their respective business practices in response to COVID-19 and any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures, in each case, to the extent that either (1) such action or omission in response to COVID-19 Measures is reasonably determined by the Company to be reasonably necessary to comply with such COVID-19 Measures or (2) such action or omission is taken in response to COVID-19 and is reasonably determined by the Company to be necessary in response to COVID-19 in order to maintain and preserve in all material respects the business organization, assets, properties and business relations of the Company Group, taken as a whole; provided, however, that the Company shall give Parent prior written notice of any such action or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the action or omission and the reason(s) that such action or omission is being taken, or omitted to be taken and take into account in good faith the reasonable suggestions of Parent with respect to such actions or omissions to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after such act or failure to act.

5.2 Forbearance Covenants. Except (1) as expressly contemplated by this Agreement, (2) as set forth in Section 5.2 of the Company Disclosure Letter, (3) as required by applicable Law, (4) as necessary or advisable in response to COVID-19 or any COVID-19 Measures in accordance with Section 5.1, or (5) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed not given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such consent), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company nor any of its Subsidiaries shall, nor, to the extent permitted by applicable Law and the terms of the Affiliated Practice Documents, shall the Company or its Subsidiaries permit the Affiliated Practices to:

(a) amend the Organizational Documents of (i) the Company, (ii) any of its Subsidiaries and (iii) any Affiliated Practices, in the cases of clause (ii) and (iii), in any material respect;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the dissolution of any inactive Subsidiary of the Company);

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities or any capital stock or other equity or voting interest of any of its Subsidiaries, except (i) in accordance with the terms of any employment agreements or arrangements or any award agreements issued by the Company as of the date of this Agreement under the Company Stock Plan or otherwise with respect to, and upon the vesting, exercise or settlement of, Company Options, Company Restricted Stock or Company RSUs, in effect on the date of this Agreement or granted after the date hereof in compliance with this Agreement; (ii) as expressly contemplated by Section 5.2(g); or (iii) the delivery of Company Securities upon the conversion of the Company Convertible Notes in accordance with the Convertible Notes Indenture;

(d) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options, the vesting of Company Restricted Stock and the vesting and settlement of Company RSUs, (iii) the acquisition by the Company of Company Options, Company Restricted Stock and Company RSUs in connection with the forfeiture of such awards, (iv) as required by any Employee Plan as in effect on the date of this Agreement or amended after the date hereof as permitted pursuant to Section 5.2(g) and (v) pursuant to the Capped Call Transactions;

(e) establish a record date for, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest of the Company or its Subsidiaries (excluding, for the avoidance of doubt, the Company Convertible Notes), except for any dividends or other distributions made by any direct or indirect Subsidiary of the Company to the Company or one of its other Subsidiaries;

(f) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money or any material obligation of another Person, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, except (i) borrowings under the Company Credit Agreement in amounts available thereunder as of the date of this Agreement or under facilities that replace, renew, extend, refinance or refund the Company Credit Agreement (including indebtedness incurred to repay or refinance related fees and expenses) provided, that (A) no such replacement, renewal, extension, refinancing or refund shall increase the principal amount of such indebtedness that is the subject thereof, and (B) such refinanced indebtedness shall be on then prevailing market terms or on terms substantially consistent with or more beneficial to the Company and its Subsidiaries, taken as a whole, than the indebtedness being replaced, (ii) letters of credit, performance bonds and surety bonds entered into in the ordinary course of business consistent with past practice, (iii) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, and (iv) any additional indebtedness in an amount not to exceed (x) $225,000,000 minus (y) any amounts drawn under clause (i) hereof in the aggregate at any time incurred by the Company or any of its Subsidiaries; provided, that in each case, such indebtedness does not contain any terms or conditions that would prevent or hinder the Merger or other Transactions and only contains prepayment penalties that are consistent with market terms for such type of indebtedness;

(g) (i) adopt, amend or modify in any material respect, or terminate any Employee Plan; or (ii) increase the compensation of any director, officer, employee or other Service Provider, except (A) in the case of clause (i), (I) amendments and modifications, in the ordinary course of business consistent with past practice and (II) entering into offer letters that contemplate “at will” employment in conjunction with new hires permitted by this Section 5.2 and (B) in the case of clause (ii), (I) to the extent required pursuant to any Employee Plan; (II) in conjunction with annual renewal or plan design changes for the Employee Plans that are made in the ordinary course of business consistent with past practice and do not materially increase the cost to the Company and its Subsidiaries; and (III) in conjunction with new hires, promotions and changes in job position or status of any current employee or other Service Provider who is both (x) not entitled to earn an annual base salary or wage rate that equals or exceeds $275,000 and (y) terminable “at will”; provided that in the case of each of clause (I) through (III), any such action is consistent with past practice;

(h) compromise or settle (or agree to compromise or settle) any threatened or actual Legal Proceeding other than (i) in accordance with Section 5.2(h) of the Company Disclosure Letter and (ii) any compromise or settlement where the amount paid or to be paid by the Company or any of its Subsidiaries in excess of the amounts set forth in Section 5.2(h) of the Company Disclosure Letter is covered by insurance coverage maintained by the Company or any of its Subsidiaries; provided, that, in each case, no such compromise or settlement involves non-monetary relief or any admissions of liability or responsibility by the Company Group or any Affiliated Practice;

(i) change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting, except as required by GAAP or Regulation S-X of the Exchange Act (or any interpretation thereof);

(j) incur or commit to incur any capital expenditures other than during the years ended December 31, 2023 and December 31, 2024, in each case, amounts not in excess of 115% of the Company’s actual capital expenditure spend for the year ended December 31, 2022;

(k) (i) other than in the ordinary course of business consistent with past practice and in each case, subject to the other clauses of this Section 5.2, materially modify or materially amend, waive, release, assign or settle any material rights, claims or benefits under, or terminate (other than any Material Contract or Material Real Property Lease that has expired in accordance with its terms) any Material Contract or Material Real Property Lease (including any Contract that would be deemed a Material Contract or Material Real Property Lease if it had been entered into prior to the date of this Agreement), (ii) other than as set forth on Section 5.2(k) of the Company Disclosure Letter or with respect to any Material Contract of the type listed in subclauses (i), (ii), (v), (vi), (viii), (ix), (xi), (xiii) and (xv) of Section 3.22(a), enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement or (iii) enter into any Contract that would have been a Material Real Property Lease had it been entered into prior to the date of this Agreement, other than with respect to any Contract having an annual rental value of less than $400,000 entered into in the ordinary course of business consistent with past practice;

(l) license (other than non-exclusive licenses granted in the ordinary course of business), dedicate to the public, abandon, disclaim, sell, assign, transfer or encumber (other than Permitted Liens), or contribute as open source software, any material Owned Intellectual Property;

(m) make any loans or advances to any other Person, other than (i) to the Company or any of its Subsidiaries or Affiliated Practices in the ordinary course of business or (ii) accounts receivable and extensions of credit in the ordinary course of business and advances of expenses to employees, in the case of sub-clauses (i) and (ii), in the ordinary course of business consistent with past practice;

(n) adopt, enter into, engage in negotiations for, terminate or materially amend any collective bargaining agreement or other similar agreement with an employee representative body;

(o) enter into any new line of business outside of its existing business as of the date of this Agreement;

(p) enter into or adopt any “poison pill” or similar stockholder rights plan;

(q) acquire any division, assets, properties, businesses or equity securities in any Person (including by merger, amalgamation, plan of arrangement, consolidation or acquisition of securities or assets), other than (i) in or from any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, (ii) acquisition of products and services in the ordinary course of business consistent with past practice, (iii) that do not exceed $50,000,000 in the aggregate or (iv) capital expenditures as contemplated by Section 5.2(j);

(r) other than in the ordinary course of business consistent with past practice or as otherwise contemplated in Section 5.2(g), hire or terminate (other than for cause) the employment or service of any Service Provider who is entitled to earn an annual base salary or wage rate equal to or greater than $275,000 (or any individual who would be such a Service Provider if employed on the date hereof);

(s) sell, lease, encumber, dispose of or otherwise transfer any of the Company’s or its Subsidiaries’ assets (other than a sale, lease or transfer from the Company or a wholly owned Subsidiary of the Company to a wholly owned Subsidiary of the Company), securities, properties, interests or businesses if the aggregate amount of consideration paid or transferred to the Company and its Subsidiaries would exceed $50,000,000 in the aggregate, other than sales of Company products and services, inventory or used equipment in the ordinary course of business consistent with past practice;

(t) (i) change (or file a request to change) any material method of Tax accounting or any annual Tax accounting period, (ii) change any material Tax election of the Company or its Subsidiaries, (iii) settle or compromise any claim, investigation, audit or controversy relating to material Taxes in excess of the reserves established by the Company or its Subsidiaries for such claim, investigation, audit or controversy, (iv) file any amended income or other material Tax Return other than required by Law or (v) waive or agree to extend the statute of limitations with respect to any Tax Return other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business;

(u) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

If any action taken or refrained from being taken by the Company or any of its Subsidiaries is expressly permitted or addressed by one sentence or subsection of this Section 5.2 and not prohibited thereunder, the taking or refraining from being taken of such action by the Company or any of its Subsidiaries shall be deemed not to be in violation of any other sentence or subsection of this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(a) and subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall instruct (and use their reasonable best efforts to cause) any of their respective Representatives (in their capacities as such) not to, directly or indirectly: (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company Group or the Affiliated Practices or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company Group or the Affiliated Practices, in any such case, in connection with the making, submission or announcement of, or to knowingly encourage, induce or facilitate, a proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, in each case, other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal in order to clarify the terms of the Acquisition Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to, or would reasonably be expected to lead to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the final sentence of this Section 5.3(a) and subject to the terms of Section 5.3(b), after the date of this Agreement, the Company and its Subsidiaries shall, and shall instruct (and use its reasonable best efforts to cause) any of their respective Representatives (in their capacities as such) to (x) cease any discussions, communications or negotiations with any Person (other than Parent and its Representatives) in connection with an Acquisition Proposal or a proposal or offer that would reasonably be expected to lead to an Acquisition Proposal by such Person, (y) promptly (and in any event within one (1) Business Day after the date of this Agreement) shut off all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by or on behalf of the Company or its Subsidiaries with respect to any Acquisition Proposal and request that all non-public information previously provided be returned or destroyed in accordance with the applicable confidentiality agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the

Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any existing standstill (or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof)), unless (A) the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and (B) the Company promptly (and in any event within twenty-four (24) hours) notifies Parent in writing of any such waiver, amendment or release.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, (i) participate or engage in discussions or negotiations with, (ii) furnish any non-public information relating to the Company or any of its Subsidiaries to, or (iii) afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in the case of clause (ii) and clause (iii), pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement, contact such Person to clarify the terms and conditions thereof and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that did not result from a breach of Section 5.3(a) or this Section 5.3(b) (other than a de minimis breach), the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent any non-public information or data that is provided to any Person given such access that was not previously made available to Parent substantially concurrently with the time it is provided to such Person.

(c) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(A) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change in response to an Intervening Event, which notice shall specify the basis for such Company Board Recommendation Change, including all material information available to the Company with respect to such Intervening Event; and

(B) prior to effecting such Company Board Recommendation Change in response to an Intervening Event, (1) the Company and its Representatives, during such four (4) Business Day period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect such Company Board Recommendation Change and (2) the Company Board shall have considered in good faith any proposal by Parent to make adjustments to the terms and conditions of this Agreement, and shall have determined in good faith (after consultation with its outside legal counsel), that even after giving effect to such adjustments proposed by Parent, the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law; or

(ii) if the Company has received an Acquisition Proposal that did not result from a breach of Section 5.3(a) or Section 5.3(b) (other than a de minimis breach) that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (x) and (y) unless:

(A) (1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(c)(ii)(A), the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in subclauses (x) or (y) of Section 5.3(c)(ii), including the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all definitive agreements relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination with respect to such Acquisition Proposal, (x) the Company and its Representatives, during the Notice Period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination with respect to such Acquisition Proposal and (y) the Company Board shall have considered in good faith any proposal by Parent to make adjustments to the terms and conditions of this Agreement, and shall have determined in good faith (after consultation with its financial advisors and outside legal counsel), that even after giving effect to such adjustments proposed by Parent such Superior Proposal still constitutes a Superior Proposal and the failure to either (x) effect a Company Board Recommendation Change in connection therewith or (y) terminate this Agreement to enter into such Acquisition Proposal would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, that in the event of any material revision, modification or amendment to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(ii)(A) with respect to such new written notice, it being understood that the “Notice Period” in respect of such new written notice will be extended for an additional two (2) Business Days after notification of such change.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(c), the Company Board (or any committee thereof) shall not:

(i) (A) withhold, withdraw, qualify, amend or modify, or publicly propose to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation in a manner adverse to Parent, including failing to include the Company Board Recommendation in the Proxy Statement; (B) fail to recommend against a tender or exchange offer related to an Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act by the close of business on the tenth (10th) Business Day after the commencement of such Acquisition Proposal, (C) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the Company Stockholders for approval or adoption, any Acquisition Proposal; or (D) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal (provided, that Parent may deliver only one (1) such request with respect to any Acquisition Proposal) (any action described in clauses (A)-(D) (or, in respect of an Intervening Event, described in clause (A) only), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company to Parent of the receipt of an Acquisition Proposal or the occurrence of an Intervening Event, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or that an Intervening Event has occurred; (3) the public disclosure by the Company of (x) the Intervening Event or (y) its determination that an Acquisition Proposal constitutes a Superior Proposal, in each case, so long as such disclosure also states that no Company Board Recommendation Change or termination of this Agreement shall occur until the expiration of the applicable notice period contemplated by Section 5.3(c) has occurred and promptly after the end of such notice period the Company shall either (x) issue a public press release stating that the prior Acquisition Proposal no longer constitutes a Superior Proposal or that there is no longer an Intervening Event or (y) make a Company Board Recommendation Change or terminate this Agreement pursuant to Section 8.1(h), or (4) the delivery by the Company of any notice contemplated by Section 5.3(c) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e) Notice. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours) notify Parent in writing if any Acquisition Proposal or any proposals or offers that would reasonably be expected to lead to an Acquisition Proposal are received by the

Company, its Subsidiaries or any of their Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such proposal or offer, and (ii) a copy of any such Acquisition Proposal or any such proposal or offer made in writing that would reasonably be expected to lead to an Acquisition Proposal, which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal offer or proposal (or, if made orally, a reasonably detailed description of such Acquisition Proposal, proposal or offer). Thereafter, the Company must keep Parent (and its outside counsel) reasonably informed, on a prompt basis (and in any event, within twenty-four (24) hours), of the status and material terms of any such Acquisition Proposal (including with respect to any change in price or other material amendments) and the status of any related discussions or negotiations. The Company will, promptly upon receipt or delivery thereof (and in any event within twenty-four (24) hours), provide Parent with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto (in each case, or substantial and material portions thereof) (which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal), relating to such Acquisition Proposal, in each case, exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company shall not, and shall cause its Subsidiaries not to, enter into any agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 5.3(e).

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication contemplated by Rule 14d-9(f) under the Exchange Act) or from making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal and a disclosure that constitutes only a “stop-look-and-listen” statement (or any similar communication contemplated by Rule 14d-9(f) under the Exchange Act) permitted by this Section 5.3(f) shall not be deemed to be a Company Board Recommendation Change.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1, Section 5.3(c) and Section 6.2), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including by (i) causing the conditions to the Merger set forth in Article VII to be satisfied and (ii) (A) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions. In addition, the Company shall use its commercially reasonable efforts to obtain, in consultation with Parent, all consents, waivers and approvals and deliver all notifications pursuant to any Contracts to which the Company or its Subsidiaries is a party in connection with this Agreement and the consummation of the Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); or (ii) the provision of additional security (including a guaranty), in each case, in connection with obtaining any consent pursuant to any Contract.

(c) Limitations. Section 6.1(a) shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2 below.

6.2 Antitrust and Regulatory Matters.

(a) Filing Under Antitrust Laws. Each of Parent, Ultimate Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, within ten (10) Business Days following the date of this Agreement, to the extent required, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act. Each of Parent, Ultimate Parent, Merger Sub and the Company shall (and shall cause their respective Affiliates to, if applicable) (A) cooperate and coordinate with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) promptly any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction, including prompt compliance with any Second Request; and (D) use reasonable best efforts to take all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws applicable to this Agreement or the Merger; and (3) ensure no Governmental Authority enters any order, decision, judgment, decree, ruling or injunction preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, in each case as promptly as practicable and in any event so as to permit consummation of the Merger prior to the Termination Date. Each of Parent, Ultimate Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates) shall, on the other hand, promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided, that Parent or Ultimate Parent may, without the consent of the Company, voluntarily withdraw its notification under the HSR Act on one occasion and refile its HSR Act notification within two (2) Business Days unless otherwise agreed by the Parties, but no Party shall otherwise enter into any agreement or understanding with any Governmental Authority to delay or not to consummate the transactions contemplated hereby, or otherwise stay, toll or extend, directly or indirectly, any applicable waiting period under the HSR Act or other applicable Antitrust Law, without the consent of the other Party (treating Parent, Ultimate Parent and Merger Sub as one Party for this purpose); provided further, that in the event that any applicable Governmental Authority issues a Second Request in relation to this Agreement or the Merger, the Parties agree to use reasonable best efforts to be ready to certify substantial compliance within four (4) months after the date of receipt of such Second Request. For the avoidance of doubt, Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and any other Antitrust Laws in connection with this Agreement or the Merger.

(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, and to avoid or eliminate each and every impediment under any Antitrust Law and any other Laws applicable to the Merger as promptly as practicable and to ensure that no Governmental Authority enters any order, decision, judgment, decree, ruling, or injunction preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, each of Parent, Ultimate Parent, Merger Sub and the Company shall (and shall cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all action necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and any other Laws as promptly as practicable, including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Ultimate Parent, Merger Sub and their respective Affiliates (and, following the Closing, the Company and its Subsidiaries); (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, Ultimate Parent, Merger Sub and their respective Affiliates (and, following the Closing, of the Company and its Subsidiaries); (iii) the modification of any course of conduct regarding future operations of Parent, Ultimate Parent, Merger Sub and their respective Affiliates (and, following the Closing, the Company and its Subsidiaries); and (iv) any other restrictions on the activities of Parent, Ultimate Parent, Merger Sub and their respective Affiliates (and, following the Closing, of the Company and its Subsidiaries), including their ability to retain one or more of their respective operations, divisions, businesses, product lines, customers, assets, or rights or interests, or their freedom of action, with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (any such actions contemplated by this sentence, collectively, “Remedial Actions”), in each case, so as to allow the consummation of the Merger as soon as practicable and, in any event, to permit such consummation of the Merger prior to the Termination Date; provided, that Parent, Ultimate Parent and Merger Sub need not nor shall otherwise be required to take any action, including any Remedial Action that, individually or in the aggregate, together with one or more other Remedial Actions, would reasonably be expected to result in a Burdensome Condition. Parent, Ultimate Parent and Merger Sub shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, decision, judgment, decree, injunction (preliminary or permanent) or ruling of any Governmental Authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation any action asserted by any Person before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order (including any permanent or preliminary injunction) entered by any Governmental Authority promptly, and taking all steps reasonably necessary to vacate, suspend, or modify any decision, order or injunction, so as to permit such consummation of the Merger as promptly as practicable and, in any event, prior to the Termination Date; provided, that the costs and expenses of all such actions shall be borne by the Party incurring such cost or expense. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority, or take any Remedial Action, that is not conditioned on the Closing.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent, Ultimate Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and provide the other Parties a reasonable amount of time to review and discuss in advance (and consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written or oral communication (and any analyses, memoranda, white papers, presentations, correspondence or other data, information, materials or documents submitted therewith) made in connection with the Merger to a Governmental Authority by any such Person, except for the Parties’ HSR filings, (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation (including any appeal or threatened appeal) or other administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority that could reasonably be expected to affect the Merger, and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger, without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend and participate; provided that materials required to be provided pursuant to this section may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, (C) as necessary to comply with applicable Laws, and (D) as necessary to address reasonable privilege concerns; provided further, that a Party may reasonably designate any competitively sensitive material provided to another Party under this Section 6.2(c) as “Outside Counsel Only.” The foregoing obligations in this Section 6.2(c) shall be subject to the Confidentiality Agreement and any attorney-client, work product or other privilege. In each case with respect to Antitrust Laws, notwithstanding anything to the contrary contained in this Agreement, Parent and Ultimate Parent shall, after consultation with the Company and consideration of the Company’s views in good faith, have principal responsibility for directing, devising, and implementing the strategy for (1) obtaining any such consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations; (2) responding to any request from, inquiry by, or investigation by any Governmental Authority (including, subject to complying with the timing requirements set forth in Section 6.2(a), directing the timing, nature, and substance of all such filings or responses), (3) determining any actions to be taken under this Section 6.2 with respect to meetings and communications with, any Governmental Authority that has authority to enforce any Antitrust Law and (4) with respect to any litigation by any Person or Governmental Authority, or, any action asserted by any Person in any court or before any other Governmental Authority, and including in any appeal thereof.

(d) Other Actions. Except as specifically required by this Agreement, Parent, Ultimate Parent and the Company shall not (and each shall cause its Affiliates not to) take any action, or refrain from taking any action, the effect of which would be to materially delay or materially impede the ability of the Parties to consummate the Transactions. Without limiting the generality of the foregoing, Parent, Ultimate Parent and the Company shall not (and each shall cause its Affiliates not to) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets in the same line of business as the Company or its Subsidiaries (in the case of Parent or Ultimate Parent) or any assets in the same line of business as Parent or Ultimate Parent (in the case of the Company) if the entering into an agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Permit, order, ruling, judgment or injunction or other approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority asserting jurisdiction over the Transactions entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, (iii) materially increase the risk of not being able to remove any such order, ruling, judgment or injunction on appeal or otherwise, or (iv) materially delay or prevent the consummation of the Transactions. Without limiting the generality of this Section 6.2, the Company shall use its best efforts to take the actions set forth on Section 6.2(d) of the Company Disclosure Letter.

6.3 Proxy Statement.

(a) Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (but in no event later than twenty (20) Business Days after the date of this Agreement), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall not send a substantive, written communication to the SEC or its staff with respect to the contents of the Proxy Statement or any Other Required Company Filing, as the case may be, without providing the other Party a reasonable opportunity to review and comment on such written communication and each Party shall consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above. The Company will use reasonable best efforts to respond to any comments received from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as promptly as reasonably practicable, but in no case later than ten (10) Business Days after its receipt thereof, including by filing any required amendments to the Proxy Statement.

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC, and in any event within three (3) Business Days following confirmation by the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth (10th) day after filing of the Proxy Statement with the SEC that the SEC will or will not be reviewing the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable (and in any event, but subject to Section 6.4(b), to hold the Company Stockholder Meeting within thirty-five (35) days) following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. In furtherance of the foregoing, the Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for the Company Stockholder Meeting in a manner to enable the record date for the Company Stockholder Meeting to be set so that such Company Stockholder Meeting will be duly called and held within the time period set forth in the foregoing sentence. Unless there has been a Company Board Recommendation Change pursuant to Section 5.3(c), the Company Board shall use its reasonable best efforts to solicit from Company Stockholders proxies to obtain the Requisite Stockholder Approval. The Company shall keep Parent informed with respect to proxy solicitation results as reasonably requested by Parent and shall provide such information and reasonable cooperation as Parent may reasonably request in connection therewith.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting: (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided, however, that in the case of the foregoing clauses (i) or (ii), in no event shall the Company Stockholder Meeting be postponed or adjourned by the Company more than twice or for more than twenty (20) Business Days, in the aggregate, with such postponement or adjournment at the request of Parent pursuant to this Section 6.4(b), beyond the originally scheduled date of the Company Stockholder Meeting without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed). If, at the time of the Company Stockholder Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of shares of Company Common Stock for the Requisite Stockholder Approval, then the Company shall, at the written request of Parent (to the extent permitted by Law), adjourn the Company Stockholder Meeting to a date specified by Parent; provided, however, that in no event shall the Company Stockholder Meeting be postponed or adjourned at the request of Parent more than twice or for more than twenty (20) Business Days, in the aggregate, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

6.5 Indebtedness . At or prior to the Effective Time, Parent shall (or shall provide to the Company funds in an amount equal to the amount necessary for the Company to) repay and discharge in full all Payoff Debt. The Company shall use commercially reasonable efforts to (a) obtain at least two (2) Business Days prior to the Closing Date one or more fully executed copies of customary pay-off letters (each, in form and substance reasonably acceptable to Parent) certifying that upon payoff (i) the Company Indebtedness and any indebtedness (including any accrued and unpaid interest) incurred by the Company or any of its Subsidiaries in accordance with Section 5.2(f) and identified in writing by Parent to the Company at least ten (10) Business Days prior to the Closing Date (such indebtedness, together with the Company Indebtedness, the “Payoff Debt”) has been discharged and paid in full and that all commitments and obligations thereunder have been terminated in full (other than indemnities and other contingent obligations expressly meant to survive termination), (ii) releasing any and all related Liens on any of the assets or properties of the Company and its Subsidiaries securing such Payoff Debt and (iii) authorizing the filing of UCC-3 termination statements (or other comparable documents) for all UCC-1 financing statements (or other comparable documents) filed in connection with any such Lien and other customary filings, releases, terminations or instruments of discharge, in each case effective upon the receipt of funds by the applicable agents, trustees, holders and lenders party to any of the agreements governing such Payoff Debt, and (b) give (by no later than the date required under the applicable agreements governing such Payoff Debt) any necessary notices (including notices of prepayment and/or notice of commitment termination) to allow for the prepayment, payoff, discharge and termination in full of all commitments, obligations, debts and other liabilities under or with respect to such Payoff Debt on the Closing Date (other than indemnities and other contingent obligations expressly meant to survive termination).

6.6 Anti-Takeover Laws. The Company and the Company Board shall (a) take all reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Transactions or the Voting Agreements; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Transactions or the Voting Agreements, take all reasonable actions within their power to ensure that the Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions or the Voting Agreements.

6.7 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, solely for purposes of furthering the Merger or integration planning related thereto subject to the restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books, records, Contracts and personnel of the Company and its Subsidiaries and instruct its and their Representatives and personnel to reasonably cooperate with Parent, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (ii) access to such documents or information would give rise to the waiver of any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (iii) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (iv) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand (provided, that the foregoing clause shall not restrict any Person’s rights to seek discovery pursuant to Law, and nothing herein shall restrict any Person’s rights to oppose any discovery request pursuant to Law); provided, that the Company shall give written notice to Parent of the fact that it is withholding such information or documents pursuant to clauses (i) through (iv) and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (i) through (iv). Nothing in this Section 6.7 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to operate any equipment or perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee or other service provider of the Company or any of its Subsidiaries not involved in the negotiation or consummation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.7 must be directed to the Chief Legal Officer of the Company or other Person designated by the Company.

6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company shall take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company Restricted Stock or Company RSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company or any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including reasonable and documented attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, out of (i) the fact that an Indemnified Person is or was a director or officer of the Company or its Subsidiaries; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director or officer, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) advance all fees and expenses (including reasonable and documented fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding; provided, that any Person to whom fees and expenses are advanced shall be obligated to return the advanced fees and expenses if it is determined that such Person is not entitled to indemnification. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of or relating to such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable in any material respect than those of the D&O Insurance in effect as of immediately prior to the Effective Time. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then Parent and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder in lieu of the maintenance of the D&O Insurance.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.

(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. Subject to this Section 6.10, from and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all of the Employee Plans set forth on Sections 3.18(a) and 6.10(b) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time.

(c) Employment; Benefits. For a period of twelve (12) months following the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) base salary or wage rate, target cash incentive opportunities (including bonus and commission, but excluding retention, change in control or transaction compensation) and target equity or equity-based incentive opportunities that are no less favorable in the aggregate to those in effect for such Continuing Employee immediately before the Effective Time; (ii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time, and which severance and termination benefits are set forth in Section 6.10(c) of the Company Disclosure Letter; and (iii) all other employee benefits that are no less favorable in the aggregate to those in effect for (or available to) such Continuing Employee under the Employee Plans as of the Effective Time or that are provided by Parent to similarly-situated employees of Parent (excluding any defined benefit pension plan benefits).

(d) Company Incentive Plans. With respect to each of the Company’s annual cash incentive plans set forth in Section 6.10(d) of the Company Disclosure Letter (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the end of such fiscal year, at the same time or times that Parent, the Surviving Corporation or their applicable Affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year, and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Transactions). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Employee Plan, if a Continuing Employee’s employment is terminated without “Cause” or due to the Continuing Employee’s resignation with “Good Reason” (each as defined in Section 6.10(d) of the Company Disclosure Letter) before payment of the Annual Bonus (a “Qualifying Termination”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to such Continuing Employee, no later than thirty (30) days following the date of such Qualifying Termination, subject to such Continuing Employee executing and not revoking a general release of claims in a customary form in favor of the Surviving Corporation, Parent and each of their respective Subsidiaries and Affiliates, a pro-rated portion of the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year if such Continuing Employee had remained employed, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, Parent, the Surviving Corporation or any of their respective Affiliates.

(e) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for which credit was provided by the Company prior to the Effective Time for purposes of eligibility to participate, vesting, entitlement to benefits, vacation and other time off accrual, equity or equity-based incentive compensation and severance entitlement or termination pay, except to the extent that such credit would result in duplication of benefits or the funding thereof for the same period of service. In addition, and without limiting the generality of the foregoing, (i) the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces the Continuing Employee’s coverage pursuant to a corresponding Employee Plan (each such plan, an “Old Plan”); (ii) for purposes of each New Plan providing health and welfare benefits, the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents; (iii) for purposes of each New Plan providing health and welfare benefits, the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to recognize or credit, in the manner determined by Parent in its discretion, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the corresponding Old Plan ending on the date that Continuing Employees’ participation in the New Plan begins; and (iv) the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to credit the accounts of the Continuing Employees pursuant to any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time.

(f) Termination of Company 401(k) Plan. To the extent requested in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall, or shall cause its applicable Affiliate to, (i) take all actions necessary to terminate the Company 401(k) Plan, effective no later than the day immediately preceding the Effective Time and (ii) provide Parent with evidence that the Company 401(k) Plan has been terminated, with the termination of the Company 401(k) Plan effective no later than the day immediately preceding the Effective Time, pursuant to a duly adopted resolution of the Company or its applicable Affiliate (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) not later than seven (7) days prior to the Effective Time. If the Company 401(k) Plan is terminated in accordance with this Section 6.10(f), Parent shall or shall cause its applicable Affiliate to permit each Continuing Employee who participated in the Company 401(k) Plan immediately prior to the Effective Time to (i) participate in a tax-qualified defined contribution retirement plan sponsored by Parent or its applicable Affiliate (the “Parent 401(k) Plan”), effective as soon as possible after the Effective Time, but in no case later than the first day of the month following the Effective Time, and (ii) make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including loans) in the form of cash, notes (in the case of loans) or a combination thereof, in an amount equal to the account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, provided that all such rollovers are in a single plan-to-plan transfer (to the extent the recordkeeper of the Company 401(k) Plan can accommodate such plan-to-plan transfer), and shall credit to such Continuing Employee for all purposes under the Parent 401(k) Plan all service credited by the Company or any of its Subsidiaries prior to the Closing under the Company 401(k) Plan, pursuant to the terms of the Company 401(k) Plan in effect as of the date of this Agreement.

(g) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to: (i) create any rights to continued employment or service or guarantee employment for any period of time with Parent, the Surviving Corporation or any Company Subsidiary or Affiliated Practice or any of their respective Affiliates, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Service Provider at any time and for any reason; (ii) create, terminate, modify, or amend any Employee Plan or any other benefit or compensation plan, program, agreement or arrangement, or limit the ability of the Parent, the Surviving Corporation or any of its Subsidiaries to amend, modify, or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement at any time; (iii) alter or limit the ability of Parent or the Surviving Corporation or any of their respective affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iv) create any third party beneficiary rights in any current or former Service Provider (or beneficiary or dependent thereof).

6.11 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company, Ultimate Parent and Parent shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon (and consider in good faith any comments made by the other Parties in relation to), any press release or other public statements (including press conferences or conference calls with investors or analysts) with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided, that neither the Company nor Parent or Ultimate Parent shall be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are in the good faith judgment of the applicable Party consistent with public statements previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or Company Board Recommendation Change made in accordance with this Agreement or (ii) in connection with any dispute between the Parties regarding this Agreement or the Merger.

6.13 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt written notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the strategy and status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.13, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation and will use its reasonable best efforts provide Parent with copies of any proposed litigation papers at least forty-eight (48) hours prior to the Company filing any such papers (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority, except for the consent right set forth in the immediately preceding sentence.

6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.15 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.16 Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to the Company a written consent adopting this Agreement in accordance with the DGCL.

6.17 Treatment of Notes and Capped Call Transactions.

(a) The Company shall use its commercially reasonable efforts to take actions reasonably requested by Parent with respect to the Company Convertible Notes to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the giving of any notices that may be required and delivery to the trustee under the Convertible Notes Indenture, holders or other applicable Person, as applicable, of any documents or instruments that may be delivered at or prior to the Effective Time to such trustee, holders or other applicable Person, in each case in connection with the execution and delivery of this Agreement, the transactions contemplated by this Agreement or as otherwise required by the Convertible Notes Indenture; provided, that (i) the Company shall deliver a copy of any such instrument, notice, certificate or other document to Parent at least three (3) Business Days prior to delivering or entering into such instrument, notice, certificate or other document in accordance with the terms of the Convertible Notes Indenture for the review and approval by Parent; and (ii) prior to the Effective Time the Company shall not amend, modify, supplement or terminate the Convertible

Notes Indenture or take any action that would adversely affect the Company’s obligations under the Convertible Notes Indenture, including any action that would result in an adjustment change to the Conversion Rate (as defined in the Convertible Notes Indenture as in effect on the date hereof) without the prior written consent of the Parent. Notwithstanding the foregoing, the Company shall not be required to execute and deliver any document, certificate or instrument pursuant to this Section 6.17(a) (or cause any such document, certificate or instrument to be executed or delivered) that is not conditioned on the occurrence of the Effective Time.

(b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cooperate with Parent with respect to its efforts to enter into arrangements with any or all of the Counterparties of the Capped Call Transactions to settle or terminate the Capped Call Transactions (which settlement or termination shall occur no earlier than the Effective Time) and the negotiation of any termination or settlement payment or valuation related thereto; provided that nothing in this Section 6.17(b) shall require the Company to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Capped Call Transaction prior to the occurrence of the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the occurrence of the Effective Time (other than any exercise or termination contemplated by the Capped Call Confirmations upon any conversion of Company Convertible Notes prior to the Effective Time) or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of the Capped Call Transactions. From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article VIII, (I) the Company will not, without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, (A) exercise any right that it may have to terminate the Capped Call Transactions (other than any exercise or termination contemplated by the Capped Call Confirmations upon any conversion of Company Convertible Notes prior to the Effective Time) or (B) agree to any amendment, modification, adjustment or waiver of the terms of the Capped Call Confirmations, and (II) the Company shall use reasonable best efforts to take such actions as may be required in accordance with, and subject to the terms of, the Capped Call Confirmations, including delivery of any notices or other documents or instruments required in connection with the transactions contemplated by this Agreement or otherwise, each of which shall be so delivered substantially in the form previously provided to Parent for Parent’s review unless otherwise agreed by Company and Parent. For the avoidance of doubt, nothing contained in this Agreement shall prohibit the Company from settling upon conversion of the Company Convertible Notes in accordance with the terms of the Convertible Notes Indenture and complying with the terms of the Capped Call Transactions in connection therewith and (except in connection with such a conversion of the Company Convertible Notes) nothing in this Agreement shall require the Company to effect a termination or settlement of the Capped Call Transactions that would be effective prior to the Effective Time.

6.18 Notification of Certain Matters.

(a) Each of Parent and Ultimate Parent will give prompt notice to the Company (and will subsequently keep the Company informed on a reasonably current basis of any material developments related to such notice) upon any of them becoming aware of (a) the occurrence or existence of any change, event, effect, condition, occurrence or development that has had or would reasonably be expected to have a Parent Material Adverse Effect or (b) the occurrence or existence of any change, event, effect, occurrence or development that is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by Parent or Ultimate Parent pursuant to this Section 6.18(a) shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. Parent or Ultimate Parent’s failure to comply with this Section 6.18(a) will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.

(b) The Company shall give prompt notice to Parent (and will subsequently keep Parent informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, condition, occurrence or development that (a) has had or would reasonably be expected to have a Company Material Adverse Effect or (b) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by the Company pursuant to this Section 6.18(b) shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s failure to comply with this Section 6.18(b) will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act. The waiting period applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated.

(c) No Prohibitive Laws or Injunctions. No Law, injunction, judgment, decision or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction in the U.S. prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 3.1(a), (b) and (c), Section 3.2, Section 3.5(c) and (f), and Section 3.23 shall be true and correct in all material respects on the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.5(a), (b) and (e) shall be true and correct in all respects on the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any inaccuracy or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of the Company as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $20,000,000, (iii) the representations and warranties of the Company set forth in clause (ii) of Section 3.10(b) shall be true and correct in all respects on the Closing Date as if made on and as of such date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects on the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except with respect to clause (iv) where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Ultimate Parent, Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) on the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent, Ultimate Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).

(b) Performance of Obligations of Parent, Ultimate Parent and Merger Sub. Each of Parent, Ultimate Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated, and the Merger may be abandoned, only as follows:

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any final and non-appealable judgment, injunction or order issued by any court of competent jurisdiction in the United States preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any Law has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on the date that is twelve (12) months following the date of this Agreement (such time and date, the “Initial Termination Date”, and the Initial Termination Date, as it may be extended pursuant to this Section 8.1(c), the “Termination Date”); provided, however, that (i) if on such date all of the conditions in Article VII (other than Section 7.1(b) or Section 7.1(c) (solely to the extent related to the HSR Act)) shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied if the Closing were to occur on such date), then the Initial Termination Date shall automatically be extended until 11:59 p.m., New York City time, on the date that is six (6) months following the Initial Termination Date (the “Extended Termination Date”), (ii) the Extended Termination Date shall be further automatically extended until 11:59 p.m., New York City time on December 23, 2024 if on the Extended Termination Date, all of the conditions in Article VII (other than Section 7.1(b) or Section 7.1(c) (solely to the extent related to the HSR Act)) shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied if the Closing were to occur on such date), and (iii) if the date on which the Termination Date, as extended under clauses (i) or (ii) hereof, would occur is not a Business Day, then the Termination Date shall be further extended to the next following Business Day; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party (treating Parent, Ultimate Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily caused by or primarily the result of the material breach by such Party (treating Parent, Ultimate Parent and Merger Sub as one party for this purpose) of any of its obligations under this Agreement;

(d) by either Parent or the Company, at any time prior to the Effective Time, if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it, Ultimate Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f) by Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company, if Parent, Ultimate Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b); or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company (i) has not breached Section 5.3(a) or Section 5.3(c)(ii)(A) (other than in a de minimis respect) with respect to such Superior Proposal and (ii) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.12, this Section 8.2, Section 8.3, Section 8.4 and Article IX will each survive the termination of this Agreement. Notwithstanding anything to the contrary herein, no valid termination of this Agreement will relieve any Party from any liability for fraud or any Willful and Material Breach of this Agreement by such Party prior to termination, in the event of a valid termination of this Agreement pursuant to Section 8.1 in a circumstance where the Company Termination Fee or the Parent Termination Fee, as applicable, is not payable. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement and any applicable clean team or similar arrangement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees and expenses whether or not the Transactions are consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case, arising out of or in connection with entering into this Agreement and the consummation of the Merger; and (iii) all filing fees in connection with filings made under the HSR Act and any other Antitrust Laws in connection with this Agreement or the Merger. For the avoidance of doubt, Parent or the Surviving Corporation shall not be responsible for any fees of the Company and its Affiliates incurred in connection with the commencement or proposed or threatened commencement of any investigation, litigation or other administrative or judicial action or proceeding in respect of a matter involving Antitrust Laws by any Person or Governmental Authority, including any Legal Proceeding initiated by a private party, or any injunction preliminarily or permanently seeking to restrain, enjoin or prohibit the consummation of the Merger, and including in any appeal thereof.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e), (B) following the execution and delivery of this Agreement, with respect to a termination pursuant to Section 8.1(d), prior to the taking of a vote to approve this Agreement at the Company Stockholder Meeting, or prior to the breach giving rise to Parent’s right to terminate under Section 8.1(e), as applicable, any Person shall have publicly made, proposed or communicated an Acquisition Proposal to the Company and not withdrawn prior to the Company Stockholder Meeting or at the time of the breach giving rise to Parent’s right to terminate under Section 8.1(e), as applicable, and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated whether during or following such twelve (12) month period, then the Company shall promptly (and in any event within two (2) Business Days) after such consummation pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “fifty percent (50%).”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Parent Payments. If this Agreement is validly terminated by (x) Parent or the Company pursuant to Section 8.1(b) (solely to the extent the Law, judgment, injunction or order giving rise to such termination right relates to U.S. federal Antitrust Laws) or Section 8.1(c) and, in the case of a termination pursuant to Section 8.1(b) or Section 8.1(c), at the time of such valid termination, (1) the conditions set forth in Section 7.1(b) or Section 7.1(c) shall have not been satisfied, (2) the conditions set forth in Section 7.1(a) shall have been satisfied and (3) all of the conditions set forth in Section 7.2 shall have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied if the Closing were to occur on such date) or waived, or (y) the Company pursuant to Section 8.1(g) by reason of a breach or failure to perform a covenant or agreement set forth in Section 6.2 of this Agreement by Parent, Ultimate Parent or Merger Sub, then, in each such case, Parent shall pay, or cause to be paid, to the Company an amount equal to $500,000,000 (the “Parent Termination Fee”) promptly (and in any event within two (2) Business Days) after such valid termination by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will (i) the Company be required to pay the Company Termination Fee on more than one occasion, or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Sole Remedy.

(i) Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), any liability pursuant to Section 8.2(b), and Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent, Ultimate Parent and Merger Sub and each of the Parent Related Parties against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, heirs and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of or relating to this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee to the extent payable, together with any fees, costs, expenses and interest payable pursuant to Section 8.3(f), none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub or any Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and any applicable clean team or similar arrangement, and Section 8.3(a), as applicable). The Company Related Parties are intended third party beneficiaries of this Section 8.3(e)(i).

(ii) The Company’s receipt of the Parent Termination Fee, to the extent owed pursuant to Section 8.3(c), any liability pursuant to Section 8.2(b), and the Company’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of the Company and each of the Company Related Parties against (A) Ultimate Parent, Parent, its Subsidiaries (including Merger Sub) and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, heirs and assignees of each of Parent, its Subsidiaries and each of their respective Affiliates (collectively, the “Parent Related Parties”) in respect of or relating to this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Parent Termination Fee to the extent payable, together with any fees, costs, expenses and interest payable pursuant to Section 8.3(f), none of the Parent Related Parties will have any further liability or obligation to the Company or the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and any applicable clean team or similar arrangement, and Section 8.3(a), as applicable). The Parent Related Parties are intended third party beneficiaries of this Section 8.3(e)(ii).

(f) Acknowledgements. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without this Section 8.3, the Parties would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses of enforcement (including reasonable and documented attorneys’ fees as well as reasonable and documented expenses incurred in connection with any Legal Proceeding initiated by such Party in connection with such enforcement), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. The Parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but are each liquidated damages, in a reasonable amount that will compensate each Party in the circumstances in which either the Company Termination Fee or Parent Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein: (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive or contemplate performance at or following the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Parent, Ultimate Parent or Merger Sub to:

CVS Pharmacy, Inc.

One CVS Drive

Woonsocket, Rhode Island 02895

Attn:    Darin P. Smith, Vice President, Senior Legal

            Counsel—Corporate Services

Email: [***]

with a copy (which will not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn:    Creighton Condon;

            Daniel Litowitz;

            Derrick Lott

Email: ccondon@shearman.com;

            daniel.litowitz@shearman.com;

            derrick.lott@shearman.com

(b)	if to the Company (prior to the Effective Time) to:

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

Attn:    Mike Pykosz

            Rob Guenthner

Email: [***]

            [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:     Daniel Wolf, P.C.

            David M. Klein, P.C.

            Joshua Ayal

Email: daniel.wolf@kirkland.com

            dklein@kirkland.com

            joshua.ayal@kirkland.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Ultimate Parent and the Company have previously executed the Confidentiality Agreement, that shall continue in full force and effect in accordance with its terms. Each Party and their respective Representatives shall hold and treat all documents and information concerning the other Party furnished or made available in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each Party agrees to be bound by, and to instruct their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.9, (b) if the Closing occurs, for the right of the holders of Company Common Stock to receive the Per Share Price and, (c) as set forth in or contemplated by Section 8.3(e).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.(i) The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.3 are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (iv) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (A) the availability of or granting of an injunction, specific performance or other equitable relief in accordance with this Section 9.8 to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Section 9.8. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that, while the Company may pursue a grant of specific performance prior to the termination of this Agreement, following a valid termination of this Agreement in accordance with Article VIII, under no circumstances shall the Company be permitted or entitled to seek a grant of specific performance to cause the Closing to occur; provided, that the Company may continue any ongoing proceeding for specific performance filed prior to a purported termination of this Agreement subject to the limitations set forth in this Agreement.

9.9 Ultimate Parent. The Parties agree and acknowledge that Ultimate Parent shall be a party to this Agreement solely for the purposes of Section 1.1 (to the extent the terms defined therein are used in the following Sections and Article of this Agreement) Section 3.28, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.9, Section 4.16, Section 6.2, Section 6.12, Section 6.18 and Article IX.

9.10 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement, the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.11 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.11 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law,

(b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the Transactions, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any Legal Proceeding arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

9.13 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto.

9.14 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

CVS PHARMACY, INC.

By:
/s/ Thomas F. Cowhey
Name: Thomas F. Cowhey
Title: Senior Vice President, Capital Markets

HALO MERGER SUB CORP.

By:
/s/ Thomas S. Moffatt
Name: Thomas S. Moffatt
Title: President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

OAK STREET HEALTH, INC.

By:

/s/ Mike Pykosz
Name: Mike Pykosz
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

CVS HEALTH CORPORATION, solely for the purposes of Section 1.1 (to the extent the terms defined therein are used in the following Sections and Article of this Agreement) Section 3.28, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.9, Section 4.16, Section 6.2, Section 6.12, Section 6.18 and Article IX

By:

/s/ Shawn M. Guertin
Name: Shawn M. Guertin
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Voting Agreement

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of February [•], 2023 (this “Agreement”), by and among Oak Street Health, Inc., a Delaware corporation (the “Company”), the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3, collectively, the “Stockholders” and each individually, a “Stockholder”), and CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth on Schedule A hereto (together with such additional shares of Company Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Halo Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) the Company, and solely for the limited purposes set forth therein, CVS Health Corporation, a Delaware corporation, are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date (such period, the “Term”), at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company for any matter contemplated by this Agreement, however called, including any adjournment or postponement of each of the foregoing, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the adoption of the Merger Agreement; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Transactions.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement [and the Sponsor Director Nomination Agreement (as defined below)]1, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares that is in effect on the date hereof, and shall not enter into at any time prior to the Expiration Date, any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, in each case, that is inconsistent with this Agreement, (b) shall not grant at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to any of the Subject Shares, in each case, that is inconsistent with this Agreement and (c) shall not take any action that would reasonably be expected to constitute a breach hereof or have the effect of delaying or preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Subject Shares.

(a) Each Stockholder hereby agrees, until the earlier of (i) the Expiration Date or (ii) the time at which the Requisite Stockholder Approval shall have been obtained, not to, directly or indirectly, except as otherwise provided in this Agreement, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract with respect to the Transfer of, any of the Subject Shares or any interest therein (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise); provided that nothing herein shall prohibit a Stockholder from the following: (A) Transfers or dispositions of the Subject Shares to any members of such Stockholder’s immediate family, to any trust for the direct benefit of such Stockholder or the immediate family of such Stockholder or to a partnership, limited liability company or other entity of which the Stockholder or any member of the Stockholder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder controls all of the voting power of such entity, (B) Transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Stockholder, (C) Transfers that occur by operation of Law pursuant to a qualified domestic relations order or in connection with a divorce settlement or decree, (D) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Company Common Stock, (E) Transfer of Subject Shares to the Company to cover tax withholding obligations of such Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, (F) Transfer Subject Shares pursuant to a charitable gift or contribution, [(G)

[1]	Note: To be included in the voting agreements with entities that are party to the Sponsor Director Nomination Agreement.

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Transfer Subject Shares pursuant to any contract, instruction or trading plan established pursuant to Rule 10b5-1 under the Exchange Act (and that is in effect as of the date hereof) up to that number of Subject Shares as permitted to be sold under such plan]2 and (H) Transfer Subject Shares to an Affiliate of such Stockholder (clauses (A) through (H) above, a “Permitted Transfer”); provided, further, that any Permitted Transfer pursuant to clauses (A), (C), (E), (F) and (H) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to the Subject Shares so Transferred by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent and the Company. Upon the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder with respect to the Subject Shares held by such Person. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

(b) If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of Law or otherwise. For the avoidance of doubt, an indirect Transfer of limited partner interests or limited liability company interests of such Stockholder or any of its direct or indirect holders, and which does not result in the direct or indirect transfer of “control” (as defined in the Merger Agreement) of such Stockholder and does not affect in any way such Stockholder’s obligations under this Agreement, is permitted without notice or consent of any kind.

4. Further Assurances; Disclosure. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement and authorizes Parent and the Company to include this Agreement as an exhibit to any filing required to be made by the Company or an Affiliate of Parent with the SEC in connection with the Merger Agreement and the transactions contemplated thereby.

[2]	Note: To be included in voting agreements for Specified Stockholders who are directors of the Company only.

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5. Representations and Warranties of Each Stockholder.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, as of the date hereof with respect to such Stockholder as follows:

(i) Organization. Such Stockholder, if not a natural Person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No other actions on the part of such Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) are necessary to authorize or adopt this Agreement or compliance with its obligations hereunder.

(iii) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent or action by any Person, under any provision of, any Contract to which such Stockholder is party, (ii) violate any Law or order, decision, judgment, decree, injunction or ruling of any Governmental Authority applicable to such Stockholder or (iii) conflict with or violate any provision of the certificate of incorporation, bylaws, limited liability company agreement or other comparable governing documents of such Stockholder, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of such Stockholder to perform its obligations hereunder.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than such reports, schedules or statements under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and any other consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of such Stockholder to perform its obligations hereunder.

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(v) Ownership. Such Stockholder is the record and/or beneficial owner of and has good and valid title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens (other than Permitted Liens), other than (I) those created by this Agreement, [(II) the Registration Rights Agreement, dated as of August 10, 2020, by and among Oak Street Health, Inc., General Atlantic (OSH) Interholdco, L.P. and its Affiliates (as defined therein), Newlight Harbour Point SPV LLC and its Affiliates, as applicable, and any Person who becomes party thereto]3, [(III)] restrictions on transfer of general applicability arising under applicable securities Laws or [(IV)] restrictions that would not limit such Stockholder’s ability to comply with its obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of Company Common Stock other than the Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, except for this Agreement, [and the Sponsor Director Nomination Agreement, dated as of August 10, 2020, by and among Oak Street Health, Inc., General Atlantic (OSH) Interholdco, L.P. and Newlight Harbour Point SPV LLC (the “Sponsor Director Nomination Agreement”),] subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock.

(vi) Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

(vii) No Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its Affiliates (excluding the Company and its Subsidiaries), or any order, decision, judgment, decree, injunction or ruling of any Governmental Authority to which such Stockholder or any of its Affiliates is subject that would reasonably be expected to question the beneficial or record ownership of such Stockholder’s Subject Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

[3]	Note: To be included in the voting agreements with entities that are party to the Registration Rights Agreement and/or Sponsor Director Nomination Agreement, as applicable.

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(b) Parent hereby represents and warrants to each Stockholder, as of the date hereof, as follows:

(i) Organization. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No actions on the part of Parent (or its board of directors) or its Affiliates that have not been obtained are necessary to authorize or adopt this Agreement or compliance with its obligations hereunder.

(iii) No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the performance by Parent of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent by any Person, under any provision of, any Contract to which Parent is party, (ii) violate any Law or order, decision, judgment, decree, injunction or ruling of any Governmental Authority applicable to Parent or its Affiliates or (iii) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of Parent to perform its obligations hereunder.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, except as otherwise set forth in the Merger Agreement, require Parent or its Affiliates to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of Parent to perform its obligations hereunder.

(v) No Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending against Parent or any of its Affiliates or, to the knowledge of Parent, threatened against Parent or any of its Affiliates, or any order, decision, judgment, decree, injunction or ruling of any Governmental Authority to which Parent or any of its Affiliates is subject that would reasonably be expected to question the validity of this Agreement or the performance by Parent of its obligations under this Agreement.

6. Stockholder Capacity. No individual executing this Agreement who is or becomes a director or officer, or serves in any other similar function or capacity, of the Company or any other Person shall be deemed to make any representation, warranty, agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of the Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder or, if applicable, such Stockholder’s or any of its Affiliates’ designee(s) serving on the Company Board in such Person’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder

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in such Stockholder’s or any of its Affiliates’ designee(s) capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person, including taking any action permitted by Section 5.3 of the Merger Agreement, shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto. Neither Parent nor Merger Sub shall assert any claim that any action taken by such Stockholder (or any of its Affiliates’ designee(s)) in his capacity as a director of the Company violates any provision of this Agreement.

7. Stockholder Litigation. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby; provided that this Section 7 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.

8. No Solicitation. Prior to obtaining the Requisite Stockholder Approval, no Stockholder shall take any action that the Company’s Representatives would then be prohibited from taking under Section 5.3 of the Merger Agreement.

9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to each such Stockholder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act) either among the Stockholders or between any of the Stockholders and Parent.

10. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) as to the Stockholder, any amendment of the Merger Agreement that (x) reduces the amount of, or changes the form of, or imposes any material restrictions on, or additional conditions on the payment of the Per Share Price or the consummation of the Merger or (y) extends the Termination Date (after giving effect to the extensions contemplated by the Merger Agreement) (each of clauses (x) and (y), an “Adverse Amendment”), in each case, unless such amendment is consented to by such Stockholder, (iv) the mutual written agreement of the Stockholders, the Company and Parent to terminate this Agreement, or (v) the time (if any) at which the Company Board shall have made a Company Board Recommendation Change in accordance with terms of the Merger Agreement (the earliest to occur of any such date under clauses (i) through (v) of this Section 10 being referred to herein as the “Expiration Date”); provided that no such termination shall relieve any party hereto from liability for fraud or any Willful and Material Breach of this Agreement prior to termination. Notwithstanding the foregoing, the provisions set forth in Section 7 and in Sections 11 to 24 of this Agreement shall survive the termination of this Agreement. All representations, warranties, covenants and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

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11. Specific Performance. Each of the parties hereto acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, and (b) irreparable damage would occur and each such party would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the other parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each of the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by each of the other parties hereto, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance, in accordance with Section 12, without the necessity of proving actual harm or damages or obtaining, furnishing or posting any bond or similar instrument therefor (and each such party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument), this being in addition to any other remedy to which such party is entitled at Law or in equity, and each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that such party has an adequate remedy at Law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at Law or in equity. Without limitation of the foregoing, each of the parties hereto hereby further acknowledges and agrees that during the Term, each party shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by each of the other parties hereto under this Agreement, in addition to any other remedy to which such party is entitled at Law or in equity, including such party’s right to terminate this Agreement pursuant to Section 10. Each of the parties hereto further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 11.

12. Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

13. Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, as applicable; (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other party hereto with any of the

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agreements or conditions contained herein applicable to such party hereto (it being understood that Parent and Merger Sub shall be deemed a single party hereto solely for purposes of this Section 13). Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party hereto. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

14. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15. Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties hereto, except as permitted in accordance with Section 3 of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No assignment by any party hereto will relieve such party hereto of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 15 is null and void.

16. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	If to Parent, to:

CVS Pharmacy, Inc.

One CVS Drive

Woonsocket, Rhode Island 02895

Mail Code 1160

Attention:        Darin P. Smith, Vice President, Senior Legal Counsel—Corporate Services

Email: [***]

9

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Ave.

New York, New York 10022

Attention:        Creighton Condon

Daniel Litowitz

Derrick Lott

Email:             ccondon@shearman.com

daniel.litowitz@shearman.com

derrick.lott@shearman.com

(b)	If to a Stockholder, to the address set forth on its signature page hereto, with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, New York 10022

Attention:        Daniel Wolf, P.C.

David M. Klein, P.C.

Joshua Ayal

Email:             daniel.wolf@kirkland.com

dklein@kirkland.com

joshua.ayal@kirkland.com

(c)	If to the Company, to:

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

Attention:        Mike Pykosz

Email:             [***]

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with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, New York 10022

Attention:        Daniel Wolf, P.C.

David M. Klein, P.C.

Joshua Ayal

Email:             daniel.wolf@kirkland.com

dklein@kirkland.com

joshua.ayal@kirkland.com

17. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (including the Merger Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

19. Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

20. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

21. Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

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22. Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement and the Persons party to the Merger Agreement or party to any other agreement executed in connection therewith (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing, shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement.

23. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Charter, the Merger Agreement, this Agreement and any other Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

24. Interpretation and Construction.

(a) When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule, such reference is to a Schedule to this Agreement, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein”, “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

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(e) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(f) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(g) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(h) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(i) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.

(j) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(k) The parties hereto agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) All references to time shall refer to New York City time unless otherwise specified.

25. Other Agreements. Parent and the Company represent and warrant that they have entered into Voting Agreements with the other Specified Stockholders as of the date hereof, containing the same terms and conditions as this Agreement (collectively, the “Other Agreements”). Parent represents, warrants, covenants and agrees, that it has not entered into, and will not enter into, any other agreement with any stockholder of the Company relating to the voting of shares of Company Common Stock other than the Other Agreements. Without the prior written consent of the Stockholder, Parent shall not supplement, modify, amend, or waive the terms of the Other Agreements or provide consideration to the Specified Stockholders party to the Other Agreements that is not provided to the Stockholder.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

OAK STREET HEALTH, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT

CVS PHARMACY, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

[•]

By:
Name: [•] Title: [•]

Address for Notice:
[•]
[•]
[•]
Attention: [•]
Email: [•]

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Shares of Company Common Stock
[•]	[•]
[•]	[•]
[•]	[•]

Exhibit B

Certificate of Incorporation of the Surviving Corporation

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OAK STREET HEALTH, INC.

1.	The name of the corporation is: Oak Street Health, Inc. (the “Corporation”).

2.

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3.

The nature of the business or purposes to be conducted or promoted is: management services and any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is: One Hundred (100); all of such shares shall be shares of common stock, par value $0.01 per share.

5.	The Corporation is to have perpetual existence.

6.	In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized:

a.	To make, alter or repeal the by-laws of the Corporation (the “By-Laws”).

b.	To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

c.	To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

d.

By a majority of the whole board of directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending this Second Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

e.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

7.	Elections of directors need not be by written ballot unless the By-Laws shall so provide.

a.

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws.

b.

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

8.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.

Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

10.	Indemnification.

a.

Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 10(a) with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the board of directors of the Corporation. The rights to indemnification and advance of expenses conferred in this Section 10(a) shall be contract rights. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 10 or otherwise. The Corporation may also, by action of its board of directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this Section 10 shall be deemed to refer exclusively to the President, Secretary and Treasurer of the Corporation, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the board of directors, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Section 10 unless such person’s appointment to such office was approved by the board of directors.

b.

Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 10(b) shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 10(a) if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 10(a) if required), the right to indemnification or advances as granted by this Section 10 shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 10(a), if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its board of directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

c.

Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

d.

Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this Section 10) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

e.

Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section 10 in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this Section 10 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this Section 10 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

f.

Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this Section 10 shall not be exclusive of any other right which any person may have or hereafter acquire under the certificate of incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Section 10 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section 10 is in effect. Any repeal or modification of this Section 10 or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

g.

Merger or Consolidation. For purposes of this Section 10, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 10 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

h.

Savings Clause. To the fullest extent permitted by law, if this Section 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 10(a) as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this Section 10 to the fullest extent permitted by any applicable portion of this Section 10 that shall not have been invalidated.

11.

Preservation of Rights. A right to indemnification or to advancement of expenses arising under a provision of this Second Amended and Restated Certificate of Incorporation or the By-Laws shall not be eliminated or impaired by an amendment to this Second Amended and Restated Certificate of Incorporation or the By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Exhibit 99.1

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of February [•], 2023 (this “Agreement”), by and among Oak Street Health, Inc., a Delaware corporation (the “Company”), the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3, collectively, the “Stockholders” and each individually, a “Stockholder”), and CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth on Schedule A hereto (together with such additional shares of Company Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Halo Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) the Company, and solely for the limited purposes set forth therein, CVS Health Corporation, a Delaware corporation, are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date (such period, the “Term”), at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company for any matter contemplated by this Agreement, however called, including any adjournment or postponement of each of the foregoing, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the adoption of the Merger Agreement; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Transactions.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement [and the Sponsor Director Nomination Agreement (as defined below)]1, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares that is in effect on the date hereof, and shall not enter into at any time prior to the Expiration Date, any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, in each case, that is inconsistent with this Agreement, (b) shall not grant at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to any of the Subject Shares, in each case, that is inconsistent with this Agreement and (c) shall not take any action that would reasonably be expected to constitute a breach hereof or have the effect of delaying or preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Subject Shares.

(a) Each Stockholder hereby agrees, until the earlier of (i) the Expiration Date or (ii) the time at which the Requisite Stockholder Approval shall have been obtained, not to, directly or indirectly, except as otherwise provided in this Agreement, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract with respect to the Transfer of, any of the Subject Shares or any interest therein (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise); provided that nothing herein shall prohibit a Stockholder from the following: (A) Transfers or dispositions of the Subject Shares to any members of such Stockholder’s immediate family, to any trust for the direct benefit of such Stockholder or the immediate family of such Stockholder or to a partnership, limited liability company or other entity of which the Stockholder or any member of the Stockholder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder controls all of the voting power of such entity, (B) Transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Stockholder, (C) Transfers that occur by operation of Law pursuant to a qualified domestic relations order or in connection with a divorce settlement or decree, (D) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Company Common Stock, (E) Transfer of Subject Shares to the Company to cover tax withholding obligations of such Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, (F) Transfer Subject Shares pursuant to a charitable gift or contribution, [(G)

[1]	Note: To be included in the voting agreements with entities that are party to the Sponsor Director Nomination Agreement.

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Transfer Subject Shares pursuant to any contract, instruction or trading plan established pursuant to Rule 10b5-1 under the Exchange Act (and that is in effect as of the date hereof) up to that number of Subject Shares as permitted to be sold under such plan]2 and (H) Transfer Subject Shares to an Affiliate of such Stockholder (clauses (A) through (H) above, a “Permitted Transfer”); provided, further, that any Permitted Transfer pursuant to clauses (A), (C), (E), (F) and (H) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to the Subject Shares so Transferred by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent and the Company. Upon the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder with respect to the Subject Shares held by such Person. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

(b) If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of Law or otherwise. For the avoidance of doubt, an indirect Transfer of limited partner interests or limited liability company interests of such Stockholder or any of its direct or indirect holders, and which does not result in the direct or indirect transfer of “control” (as defined in the Merger Agreement) of such Stockholder and does not affect in any way such Stockholder’s obligations under this Agreement, is permitted without notice or consent of any kind.

4. Further Assurances; Disclosure. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement and authorizes Parent and the Company to include this Agreement as an exhibit to any filing required to be made by the Company or an Affiliate of Parent with the SEC in connection with the Merger Agreement and the transactions contemplated thereby.

[2]	Note: To be included in voting agreements for Specified Stockholders who are directors of the Company only.

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5. Representations and Warranties of Each Stockholder.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, as of the date hereof with respect to such Stockholder as follows:

(i) Organization. Such Stockholder, if not a natural Person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No other actions on the part of such Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) are necessary to authorize or adopt this Agreement or compliance with its obligations hereunder.

(iii) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent or action by any Person, under any provision of, any Contract to which such Stockholder is party, (ii) violate any Law or order, decision, judgment, decree, injunction or ruling of any Governmental Authority applicable to such Stockholder or (iii) conflict with or violate any provision of the certificate of incorporation, bylaws, limited liability company agreement or other comparable governing documents of such Stockholder, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of such Stockholder to perform its obligations hereunder.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than such reports, schedules or statements under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and any other consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of such Stockholder to perform its obligations hereunder.

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(v) Ownership. Such Stockholder is the record and/or beneficial owner of and has good and valid title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens (other than Permitted Liens), other than (I) those created by this Agreement, [(II) the Registration Rights Agreement, dated as of August 10, 2020, by and among Oak Street Health, Inc., General Atlantic (OSH) Interholdco, L.P. and its Affiliates (as defined therein), Newlight Harbour Point SPV LLC and its Affiliates, as applicable, and any Person who becomes party thereto]3, [(III)] restrictions on transfer of general applicability arising under applicable securities Laws or [(IV)] restrictions that would not limit such Stockholder’s ability to comply with its obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of Company Common Stock other than the Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, except for this Agreement, [and the Sponsor Director Nomination Agreement, dated as of August 10, 2020, by and among Oak Street Health, Inc., General Atlantic (OSH) Interholdco, L.P. and Newlight Harbour Point SPV LLC (the “Sponsor Director Nomination Agreement”),] subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock.

(vi) Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

(vii) No Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its Affiliates (excluding the Company and its Subsidiaries), or any order, decision, judgment, decree, injunction or ruling of any Governmental Authority to which such Stockholder or any of its Affiliates is subject that would reasonably be expected to question the beneficial or record ownership of such Stockholder’s Subject Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

[3]	Note: To be included in the voting agreements with entities that are party to the Registration Rights Agreement and/or Sponsor Director Nomination Agreement, as applicable.

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(b) Parent hereby represents and warrants to each Stockholder, as of the date hereof, as follows:

(i) Organization. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No actions on the part of Parent (or its board of directors) or its Affiliates that have not been obtained are necessary to authorize or adopt this Agreement or compliance with its obligations hereunder.

(iii) No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the performance by Parent of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent by any Person, under any provision of, any Contract to which Parent is party, (ii) violate any Law or order, decision, judgment, decree, injunction or ruling of any Governmental Authority applicable to Parent or its Affiliates or (iii) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of Parent to perform its obligations hereunder.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, except as otherwise set forth in the Merger Agreement, require Parent or its Affiliates to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of Parent to perform its obligations hereunder.

(v) No Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending against Parent or any of its Affiliates or, to the knowledge of Parent, threatened against Parent or any of its Affiliates, or any order, decision, judgment, decree, injunction or ruling of any Governmental Authority to which Parent or any of its Affiliates is subject that would reasonably be expected to question the validity of this Agreement or the performance by Parent of its obligations under this Agreement.

6. Stockholder Capacity. No individual executing this Agreement who is or becomes a director or officer, or serves in any other similar function or capacity, of the Company or any other Person shall be deemed to make any representation, warranty, agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of the Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder or, if applicable, such Stockholder’s or any of its Affiliates’ designee(s) serving on the Company Board in such Person’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder

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in such Stockholder’s or any of its Affiliates’ designee(s) capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person, including taking any action permitted by Section 5.3 of the Merger Agreement, shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto. Neither Parent nor Merger Sub shall assert any claim that any action taken by such Stockholder (or any of its Affiliates’ designee(s)) in his capacity as a director of the Company violates any provision of this Agreement.

7. Stockholder Litigation. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby; provided that this Section 7 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.

8. No Solicitation. Prior to obtaining the Requisite Stockholder Approval, no Stockholder shall take any action that the Company’s Representatives would then be prohibited from taking under Section 5.3 of the Merger Agreement.

9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to each such Stockholder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act) either among the Stockholders or between any of the Stockholders and Parent.

10. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) as to the Stockholder, any amendment of the Merger Agreement that (x) reduces the amount of, or changes the form of, or imposes any material restrictions on, or additional conditions on the payment of the Per Share Price or the consummation of the Merger or (y) extends the Termination Date (after giving effect to the extensions contemplated by the Merger Agreement) (each of clauses (x) and (y), an “Adverse Amendment”), in each case, unless such amendment is consented to by such Stockholder, (iv) the mutual written agreement of the Stockholders, the Company and Parent to terminate this Agreement, or (v) the time (if any) at which the Company Board shall have made a Company Board Recommendation Change in accordance with terms of the Merger Agreement (the earliest to occur of any such date under clauses (i) through (v) of this Section 10 being referred to herein as the “Expiration Date”); provided that no such termination shall relieve any party hereto from liability for fraud or any Willful and Material Breach of this Agreement prior to termination. Notwithstanding the foregoing, the provisions set forth in Section 7 and in Sections 11 to 24 of this Agreement shall survive the termination of this Agreement. All representations, warranties, covenants and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

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11. Specific Performance. Each of the parties hereto acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, and (b) irreparable damage would occur and each such party would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the other parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each of the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by each of the other parties hereto, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance, in accordance with Section 12, without the necessity of proving actual harm or damages or obtaining, furnishing or posting any bond or similar instrument therefor (and each such party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument), this being in addition to any other remedy to which such party is entitled at Law or in equity, and each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that such party has an adequate remedy at Law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at Law or in equity. Without limitation of the foregoing, each of the parties hereto hereby further acknowledges and agrees that during the Term, each party shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by each of the other parties hereto under this Agreement, in addition to any other remedy to which such party is entitled at Law or in equity, including such party’s right to terminate this Agreement pursuant to Section 10. Each of the parties hereto further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 11.

12. Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

13. Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, as applicable; (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other party hereto with any of the

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agreements or conditions contained herein applicable to such party hereto (it being understood that Parent and Merger Sub shall be deemed a single party hereto solely for purposes of this Section 13). Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party hereto. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

14. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15. Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties hereto, except as permitted in accordance with Section 3 of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No assignment by any party hereto will relieve such party hereto of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 15 is null and void.

16. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	If to Parent, to:

CVS Pharmacy, Inc.

One CVS Drive

Woonsocket, Rhode Island 02895

Mail Code 1160

Attention:        Darin P. Smith, Vice President, Senior Legal Counsel—Corporate Services

Email: [***]

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with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Ave.

New York, New York 10022

Attention:        Creighton Condon

Daniel Litowitz

Derrick Lott

Email:             ccondon@shearman.com

daniel.litowitz@shearman.com

derrick.lott@shearman.com

(b)	If to a Stockholder, to the address set forth on its signature page hereto, with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, New York 10022

Attention:        Daniel Wolf, P.C.

David M. Klein, P.C.

Joshua Ayal

Email:             daniel.wolf@kirkland.com

dklein@kirkland.com

joshua.ayal@kirkland.com

(c)	If to the Company, to:

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

Attention:        Mike Pykosz

Email:             [***]

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with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, New York 10022

Attention:        Daniel Wolf, P.C.

David M. Klein, P.C.

Joshua Ayal

Email:             daniel.wolf@kirkland.com

dklein@kirkland.com

joshua.ayal@kirkland.com

17. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (including the Merger Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

19. Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

20. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

21. Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

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22. Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement and the Persons party to the Merger Agreement or party to any other agreement executed in connection therewith (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing, shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement.

23. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Charter, the Merger Agreement, this Agreement and any other Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

24. Interpretation and Construction.

(a) When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule, such reference is to a Schedule to this Agreement, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein”, “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

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(e) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(f) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(g) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(h) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(i) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.

(j) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(k) The parties hereto agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) All references to time shall refer to New York City time unless otherwise specified.

25. Other Agreements. Parent and the Company represent and warrant that they have entered into Voting Agreements with the other Specified Stockholders as of the date hereof, containing the same terms and conditions as this Agreement (collectively, the “Other Agreements”). Parent represents, warrants, covenants and agrees, that it has not entered into, and will not enter into, any other agreement with any stockholder of the Company relating to the voting of shares of Company Common Stock other than the Other Agreements. Without the prior written consent of the Stockholder, Parent shall not supplement, modify, amend, or waive the terms of the Other Agreements or provide consideration to the Specified Stockholders party to the Other Agreements that is not provided to the Stockholder.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

OAK STREET HEALTH, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT

CVS PHARMACY, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

[•]

By:
Name: [•] Title: [•]

Address for Notice:
[•]
[•]
[•]
Attention: [•]
Email: [•]

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Shares of Company Common Stock
[•]	[•]
[•]	[•]
[•]	[•]